                                                                     Exhibit 2.1




                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JANUARY 22, 2001

                                      AMONG

                              CORNING INCORPORATED,

                            TROPEL MERGER SUB, INC.,

                               TROPEL CORPORATION

                                       AND

                   CERTAIN STOCKHOLDERS OF TROPEL CORPORATION

                                TABLE OF CONTENTS


                                                                            PAGE


ARTICLE I   THE MERGER........................................................1

   SECTION 1.1  THE MERGER....................................................1
   SECTION 1.2  CLOSING.......................................................1
   SECTION 1.3  EFFECTIVE TIME OF THE MERGER..................................1
   SECTION 1.4  EFFECT OF THE MERGER..........................................2

ARTICLE II   THE SURVIVING CORPORATION........................................2

   SECTION 2.1  CERTIFICATE OF INCORPORATION..................................2
   SECTION 2.2  BY-LAWS.......................................................2
   SECTION 2.3  BOARD OF DIRECTORS; OFFICERS..................................2

ARTICLE III   CONVERSION OF SHARES............................................3

   SECTION 3.1  MERGER CONSIDERATION..........................................3
   SECTION 3.2  SURRENDER OF SHARE CERTIFICATES AND PAYMENT OF MERGER
                CONSIDERATION.................................................4
   SECTION 3.3  NO FURTHER RIGHTS.............................................5
   SECTION 3.4  CLOSING OF THE COMPANY'S TRANSFER BOOKS.......................5

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE
              COMPANY AND CERTAIN STOCKHOLDERS................................5

   SECTION 4.1  ORGANIZATION, GOOD STANDING AND QUALIFICATION.................5
   SECTION 4.2  AUTHORIZATION.................................................6
   SECTION 4.3  NO CONFLICTS, REQUIRED FILINGS AND CONSENTS...................6
   SECTION 4.4  CAPITALIZATION................................................6
   SECTION 4.5  SUBSIDIARIES..................................................7
   SECTION 4.6  FINANCIAL STATEMENTS..........................................7
   SECTION 4.7  ABSENCE OF CERTAIN CHANGES OR EVENTS..........................8
   SECTION 4.8  MATERIAL CONTRACTS...........................................10
   SECTION 4.9  REAL PROPERTY................................................11
   SECTION 4.10 PROPERTY AND ASSETS..........................................12
   SECTION 4.11 INTELLECTUAL PROPERTY........................................12
   SECTION 4.12 INVENTORY; RECEIVABLES; PAYABLES.............................15
   SECTION 4.13 CUSTOMERS AND SUPPLIERS......................................16
   SECTION 4.14 LITIGATION...................................................16
   SECTION 4.15 TAX RETURNS AND PAYMENTS.....................................16
   SECTION 4.16 EMPLOYEE BENEFIT PLANS.......................................17
   SECTION 4.17 LABOR MATTERS................................................19
   SECTION 4.18 COMPLIANCE WITH APPLICABLE LAWS..............................19
   SECTION 4.19 ENVIRONMENTAL................................................19
   SECTION 4.20 CERTAIN BUSINESS PRACTICES...................................20
   SECTION 4.21 CORPORATE DOCUMENTS..........................................21
   SECTION 4.22 RESTRICTIONS ON BUSINESS ACTIVITIES..........................21

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                                      -ii-

   SECTION 4.23 AFFILIATE TRANSACTIONS.......................................21
   SECTION 4.24 INSURANCE....................................................21
   SECTION 4.25 BROKERS......................................................21
   SECTION 4.26 CORPORATE APPROVAL...........................................22
   SECTION 4.27 DISCLOSURE...................................................22

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF
             THE STOCKHOLDERS................................................22

   SECTION 5.1  AUTHORIZATION................................................22
   SECTION 5.2  NO CONFLICTS, REQUIRED FILINGS AND CONSENTS..................22
   SECTION 5.3  COMPANY COMMON STOCK.........................................23
   SECTION 5.4  LITIGATION...................................................23
   SECTION 5.5  INVESTMENT IN PARENT COMMON STOCK............................23

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF PARENT
              AND MERGER SUBSIDIARY..........................................24

   SECTION 6.1  ORGANIZATION AND QUALIFICATION...............................24
   SECTION 6.2  AUTHORITY RELATIVE TO THIS AGREEMENT.........................24
   SECTION 6.3  NO CONFLICTS, REQUIRED FILINGS AND CONSENTS..................24
   SECTION 6.4  PARENT REPORTS...............................................25
   SECTION 6.5  FINANCING....................................................25
   SECTION 6.6  LITIGATION...................................................25
   SECTION 6.7  BROKERS AND FINDERS..........................................25

ARTICLE VII   CONDUCT OF BUSINESS PENDING THE MERGER.........................26

   SECTION 7.1  CONDUCT OF THE BUSINESS PENDING THE EFFECTIVE TIME...........26
   SECTION 7.2  OPTION AMENDMENT AGREEMENTS..................................27
   SECTION 7.3  ACQUISITION PROPOSALS........................................28
   SECTION 7.4  FINANCIAL INFORMATION........................................28
   SECTION 7.5  TREATMENT OF REAL ESTATE.....................................29
   SECTION 7.6  ENVIRONMENTAL INSURANCE......................................29
   SECTION 7.7  GENERAL SIGNAL AGREEMENT.....................................29
   SECTION 7.8  APPROVAL OF TRANSACTION......................................29

ARTICLE VIII   ADDITIONAL AGREEMENTS.........................................29

   SECTION 8.1  ACCESS TO INFORMATION........................................29
   SECTION 8.2  FURTHER ACTION; CONSENTS; FILINGS............................30
   SECTION 8.3  EMPLOYEE AND OTHER ARRANGEMENTS..............................30
   SECTION 8.4  PUBLIC ANNOUNCEMENTS.........................................31
   SECTION 8.5  TRANSITION EFFORTS...........................................32
   SECTION 8.6  NOTICES OF BREACH............................................32
   SECTION 8.7  RESALE RESTRICTIONS..........................................32
   SECTION 8.8  REGISTRATION OF PARENT COMMON STOCK..........................33
   SECTION 8.9  PLAN OF REORGANIZATION.......................................33
   SECTION 8.10 NYSE LISTING.................................................34

ARTICLE IX   CONDITIONS PRECEDENT............................................34

   SECTION 9.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER...34
   SECTION 9.2  CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER.34
   SECTION 9.3  CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER
                SUBSIDIARY TO EFFECT THE MERGER..............................37

ARTICLE X   TERMINATION, AMENDMENT AND WAIVER................................36

   SECTION 10.1 TERMINATION..................................................36
   SECTION 10.2 EFFECT OF TERMINATION........................................37
   SECTION 10.3 FEES AND EXPENSES............................................37
   SECTION 10.4 AMENDMENT....................................................37
   SECTION 10.5 WAIVER.......................................................37

ARTICLE XI   SURVIVAL AND INDEMNIFICATION....................................38

   SECTION 11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS........38
   SECTION 11.2 INDEMNIFICATION BY THE STOCKHOLDERS..........................38
   SECTION 11.3 INDEMNIFICATION BY PARENT....................................39
   SECTION 11.4 CERTAIN LIMITATIONS ON INDEMNITIES...........................39
   SECTION 11.5 ENVIRONMENTAL INDEMNIFICATION................................40
   SECTION 11.6 PROCEDURE....................................................41
   SECTION 11.7 NO IMPACT FROM INVESTIGATION.................................42
   SECTION 11.8 NO RIGHT OF SUBROGATION......................................42
   SECTION 11.9 RELEASE OF CLAIMS............................................42
   SECTION 11.10 CERTAIN TERMS...............................................43

ARTICLE XII   GENERAL PROVISIONS.............................................43

   SECTION 12.1 NOTICES......................................................43
   SECTION 12.2 SPECIFIC PERFORMANCE.........................................44
   SECTION 12.3 ENTIRE AGREEMENT.............................................45
   SECTION 12.4 ASSIGNMENTS; PARTIES IN INTEREST.............................45
   SECTION 12.5 GOVERNING LAW................................................45
   SECTION 12.6 HEADINGS.....................................................45
   SECTION 12.7 CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION................45
   SECTION 12.8 COUNTERPARTS.................................................52
   SECTION 12.9 SEVERABILITY.................................................52

Exhibit A   Form of Escrow Agreement
Exhibit B   Form of Option Amendment Agreement
Exhibit C   Form of Option Release
Exhibit D-1 List of Key Employees
Exhibit D-2 Form of Non-Competition Agreement for Key Employees
Exhibit E   Form of Non-Competition Agreement for Stockholders
Exhibit F   Form of Registration Rights Agreement
Exhibit G   Form of Village Indemnification Agreement
Exhibit H   Specifically Indemnified Liabilities

                          AGREEMENT AND PLAN OF MERGER


            AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of January 22, 2001, by and among Corning Incorporated, a New York corporation ("PARENT"), Tropel Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY"), Tropel Corporation, a Delaware corporation (the "COMPANY"), John H. Bruning, an individual residing at 16 Chipmunk Trail, Pittsford, New York ("BRUNING"), and Alan H. Bordenstein, an individual residing at 4 Glenmore Circle, Pittsford, New York ("BORDENSTEIN" and, together with Bruning, the "STOCKHOLDERS"). References to capitalized terms not defined in context are contained in Section 12.7.

            WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have approved the merger of the Company with and into Merger Subsidiary (the "MERGER"), upon the terms and subject to the conditions set forth herein;

            WHEREAS, Parent has adopted this Agreement and approved the Merger in its capacity as the sole stockholder of Merger Subsidiary; and

            WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE");

            NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:



                                    ARTICLE I

                                   THE MERGER

            Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Subsidiary, the separate existence of the Company shall thereupon cease, and Merger Subsidiary shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION") under the laws of the State of Delaware under the name "Corning Tropel Corporation".

            Section 1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10.1, and subject to the satisfaction or waiver of the conditions set forth in Article IX, the closing of the Merger will take place as promptly as practicable after satisfaction or waiver of the conditions set forth in Article IX, at the offices of Nixon Peabody LLP, Rochester, New York, unless another date, time or place is agreed to in writing by the parties hereto (the "CLOSING DATE").

            Section 1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the filing of a certificate of merger ("CERTIFICATE OF MERGER") with the Secretary of State of

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                                      -2-


the State of Delaware in accordance with the provisions of Section 251 of the Delaware General Corporation Law (the "DGCL"). When used in this Agreement, the term "EFFECTIVE TIME" shall mean the time at which the Certificate of Merger is accepted for filing by the Secretary of State of Delaware.

            Section 1.4 EFFECT OF THE MERGER. The Merger shall, from and after the Effective Time, have all the effects provided by the DGCL and other applicable Laws. If, at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances in law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Company or Merger Subsidiary (the "CONSTITUENT CORPORATIONS") by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Constituent Corporations agree that the Surviving Corporation and its proper officers and directors shall approve, execute and deliver all such deeds, conveyances, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of each of the Constituent Corporations or otherwise to take any and all such action.


                                   ARTICLE II

                            THE SURVIVING CORPORATION

            Section 2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time until thereafter changed or amended as provided therein or by applicable Law, except that the name of the Surviving Corporation shall be changed to "Corning Tropel Corporation".

            Section 2.2 BY-LAWS. The By-laws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

            Section 2.3 BOARD OF DIRECTORS; OFFICERS. The directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of Merger Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, to serve until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

                                   ARTICLE III

                              CONVERSION OF SHARES

            Section 3.1 MERGER CONSIDERATION. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of the Company or Merger Subsidiary:

            (a) All shares of common stock of the Company, par value $.01 per share ("COMPANY COMMON STOCK"), which are held by Parent, the Company or any wholly-owned subsidiary of Parent (including Merger Subsidiary) or the Company shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (b) Each share of Company Common Stock issued and outstanding at the Effective Time, other than those to which Section 3.1(a) applies ("CLOSING OUTSTANDING SHARES"), shall be converted into the right to receive:

                  (i) a number of shares of common stock of Parent, par value $.50 per share ("PARENT COMMON STOCK"), which are validly issued, fully paid and non-assessable equal to the quotient derived by dividing 1,950,000 by the number of Closing Outstanding Shares (the "STOCK CONSIDERATION"); and

                  (ii) cash in the amount of the quotient derived by dividing
      (x) $60,000,000 minus the aggregate amount of payments required to be made by the Company or Parent pursuant to Option Amendment Agreements, Option Releases and the General Signal Agreement, by (y) the number of Closing Outstanding Shares (the "CASH CONSIDERATION" and, together with the Stock Consideration, the "MERGER CONSIDERATION").

            (c) The Stockholders agree that an aggregate of 292,500 shares of Parent Common Stock (213,446 shares with respect to Bruning and 79,054 shares with respect to Bordenstein) constituting a portion of the Stock Consideration payable with respect to their Company Common Stock (the "ESCROW SHARES") shall be paid into escrow to satisfy Claims as contemplated by Section 11.2(c) and the Escrow Agreement to be entered into substantially in the form attached hereto as Exhibit A (the "ESCROW AGREEMENT"). The right to receive any Escrow Shares shall not be transferrable or assignable except by will, according to the laws of descent and distribution or otherwise by operation of Law.

            (d) Each issued and outstanding share of common stock of Merger Subsidiary shall continue as an issued and outstanding share of common stock of the Surviving Corporation, which shares in the aggregate shall continue to constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation and shall continue to be owned by Parent.

            (e) If, at any time during the period between the date of this Agreement and the Effective Time, the Company changes the number of shares of Company Common Stock issued and outstanding or Parent changes the number of shares of Parent Common Stock issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or redenomination of share capital, the Stock Consideration and the Escrow Shares and any other items dependent thereon shall be appropriately adjusted so that the Merger Consideration will be equivalent to that which it would have been if the change had not occurred.

            Section 3.2 SURRENDER OF SHARE CERTIFICATES AND PAYMENT OF MERGER CONSIDERATION.

            (a) At the Closing and immediately prior to the Effective Time, each stockholder of the Company shall deliver to Parent the stock certificates representing the shares of Company Common Stock held by such stockholder (collectively, the "CERTIFICATES").

            (b) At the Effective Time, Parent shall pay to each stockholder of the Company the aggregate amount of the Merger Consideration payable with respect to the shares of Company Common Stock held by such stockholder that are represented by surrendered Certificates by (i) issuing a stock certificate to and in the name of such stockholder representing the Stock Consideration payable with respect to the shares of Company Common Stock represented by such surrendered Certificates, and (ii) making a wire transfer of immediately available funds to an account designated in writing by such stockholder in the amount of the Cash Consideration payable with respect to the shares of Company Common Stock represented by such surrendered Certificates; provided, however, that the aggregate number of shares of Stock Consideration issued to Bruning shall be reduced by 213,446 shares and the aggregate number of shares of Stock Consideration issued to Bordenstein shall be reduced by 79,054 shares, which shares shall be the Escrow Shares.

            (c) At the Effective Time, Parent shall issue the Escrow Shares to the escrow agent under the terms of the Escrow Agreement (the "ESCROW Agent"). The portion of the Escrow Shares to be delivered by the Escrow Agent to the Stockholders or to Parent, and the timing and manner of such delivery, shall be governed by the Escrow Agreement.

            (d) If the Closing occurs even though not all Certificates have been delivered to Parent prior to the Effective Time, Parent shall retain the Merger Consideration (and, if applicable, the Escrow Shares) payable with respect to Company Common Stock represented by any Certificates which have not been delivered until such Certificates have been delivered. Until so delivered, each Certificate formerly representing an outstanding share of Company Common Stock shall, after the Effective Time, be deemed for all purposes to evidence only the right to receive the Merger Consideration as provided in Section 3.1. Upon the delivery of a Certificate after the Effective Time, Parent shall pay, in the manner provided in paragraphs (b) and (c) above, the Merger Consideration (and, if applicable, the Escrow Shares) payable with respect to the shares of Company Common Stock represented by such Certificate to the Stockholder owning the shares represented by such Certificate (or the Escrow Agent in the case of Escrow Shares) as soon as practicable after the delivery of the Certificate.

            (e) In the event that any stockholder of the Company has failed to designate in writing an account to which any required wire transfer is to be made at least twenty-four (24) hours prior to the time at which such wire transfer is required to be made, Parent shall not be obligated to make such wire transfer until after a reasonable period of time has elapsed since its receipt of written wire transfer instructions from such stockholder.

            (f) None of the Company, Merger Subsidiary or Parent shall be liable to any holder of shares of Company Common Stock with respect to any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or Order.

            (g) In the event any Certificates shall have been lost, stolen or destroyed, Parent shall deliver and pay the Merger Consideration to which the applicable stockholder is entitled with respect to the shares of Company Common Stock represented by such lost, stolen or destroyed Certificates only after such Stockholder has delivered to Parent an affidavit of that fact by such Stockholder and such indemnification agreement as Parent may reasonably require.

            Section 3.3 NO FURTHER RIGHTS. From and after the Effective Time, holders of Certificates theretofore evidencing shares of Company Common Stock shall cease to have any rights as stockholders of the Company, except to receive the Merger Consideration as provided herein.

            Section 3.4 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Time, Certificates for shares of Company Common Stock are presented to Parent or the Surviving Corporation, they shall be canceled and the Merger Consideration payable with respect to the shares represented by such Certificate shall be paid as provided in Section 3.3. In the event that any Person other than the holder of record of the shares of Company Common Stock represented by such Certificate claims to have an interest in such shares as documented by a stock power, power of attorney, pledge or other agreement or document executed by the holder of record thereof, Parent shall be entitled to (i) retain the Merger Consideration with respect to such shares until the holder of record and Person claiming an interest therein jointly direct Parent in writing how to distribute the Merger Consideration with respect to such shares, or (ii) deliver the Merger Consideration to a court of competent jurisdiction pursuant to an interpleader or other appropriate action.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF THE
                        COMPANY AND CERTAIN STOCKHOLDERS

      Each of the Company, Bruning and Bordenstein hereby jointly and severally represents and warrants to Parent and Merger Subsidiary that, except as set forth in the Company Disclosure Schedule delivered to Parent prior to the date of this Agreement:

            Section 4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in the State of New York and in each other jurisdiction where the character of its properties or the nature of its activities make such qualification necessary, except where the failure to be so qualified in a State other than the State of New York would not have a Company Material Adverse Effect. The Company has not used any other name, legal or fictitious, in the conduct of its business except as set forth in Schedule 4.1 of the Company Disclosure Schedule.

            Section 4.2 AUTHORIZATION. The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement and each Transaction Document to which the Company is a party or which it is required to execute or deliver (A "COMPANY TRANSACTION DOCUMENT") and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company's Board of Directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Company Transaction Documents, and the performance of all obligations of the Company hereunder and thereunder, have been duly and validly taken. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

            Section 4.3 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

            (a) None of the execution and delivery of this Agreement or Company Transaction Documents by the Company, the consummation by the Company of the Transactions or the performance by the Company of its obligations under this Agreement or the Company Transaction Documents will (i) conflict with or violate the Certificate of Incorporation or By-laws of the Company, (ii) subject to receipt or filing of the Consents listed on Schedule 4.3, result in a Default of any Law or Order applicable to the Company, or by which it or any of its properties or assets may be bound or affected, or (iii) subject to receipt or filing of the required Consents listed on Schedule 4.3, result in a Default pursuant to, any Contract or Permit which the Company is a party or by which it or any of its properties may be bound or affected, except in the case of the foregoing clause (iii) for any such Defaults which would not have a Company Material Adverse Effect.

            (b) None of the execution and delivery of this Agreement or any Company Transaction Documents by the Company, the consummation by the Company of the Transactions or the performance by the Company of its obligations under this Agreement or the Company Transaction Documents will require any Consent of any Governmental Entity or other Person, except for the filing of the Certificate of Merger pursuant to the DGCL and compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT").

            Section 4.4 CAPITALIZATION. The authorized capital of the Company consists solely of 1,050,000 shares of Company Common Stock, of which 745,805 shares (the "OUTSTANDING SHARES") are issued and outstanding as of the date of this Agreement. The Outstanding Shares are validly issued, fully paid and nonassessable and are held beneficially and of record by the Stockholders, free and clear of all Liens in the denominations set forth on Schedule 4.4 of the Company Disclosure Schedule. There are options to purchase 109,250 shares of Company Common Stock under the Option Plan which are outstanding on the date of this Agreement (the "OPTIONS"), none of which are presently exercisable except as provided in Schedule 4.4 of the Company Disclosure Schedule. Except for the Outstanding Shares and 154,195 shares of treasury stock, and except for shares of Company Common Stock issued between the date hereof and the Closing pursuant to the exercise of Options outstanding under the Option Plan as of the date hereof, there are no issued or outstanding shares of capital stock of the Company or other proprietary or equity interests in the Company. Except for the Options, there are no outstanding options, warrants or other rights of any kind to acquire any shares of capital stock of the Company or other proprietary or equity interests in the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to directly or indirectly acquire, any shares of capital stock of the Company or other proprietary or equity interests in the Company, nor is the Company committed to issue any such option, warrant, right or security. Except as provided in
Schedule 4.4 of the Company Disclosure Schedule, the Company is not subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any of the Outstanding Shares or Options. Other than the Shareholders Agreement dated August 18, 1998 among the Company, Bruning, Bordenstein and others (the "SHAREHOLDERS AGREEMENT"), the Company is not a party to any agreement restricting the transfer of any shares of capital stock of the Company or affecting the voting of any such shares of capital stock.

            Section 4.5 SUBSIDIARIES. The Company does not own or control, directly or indirectly, any capital stock or other proprietary or equity interest in any other corporation, association, or other business entity except Tropel Exports, Inc., a United States Foreign Sales Corporation. Tropel Exports, Inc. has no assets, liabilities or other obligations other than those reflected on the Financial Statements and a true and correct copy of its 1999 federal income tax return on Form 1120-FSC has been furnished to Parent. The Company has no right or obligation to purchase any interest in, make any capital contribution to, loan or otherwise provide material funds to, or make any material investment in any Person. The Company is not a participant in or member of any joint venture, partnership, limited liability company, foundation or similar arrangement. All references to the Company in this Article IV shall be deemed to include Tropel Exports, Inc. except where the context otherwise clearly requires.

            Section 4.6 FINANCIAL STATEMENTS.

            (a) The audited balance sheets of the Company as of December 31, 1999 and 1998 and the related audited statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999 (including the related notes and schedules thereto) delivered to Parent prior to the date hereof (the "FINANCIAL STATEMENTS") present fairly, in all material respects, the financial position and the results of operations and cash flows of the Company as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved except as otherwise noted therein.

            (b) The unaudited balance sheets and the related unaudited statements of earnings and cash flows of the Company for the nine-month period ended September 30, 2000 delivered to Parent prior to the date hereof (the "SEPTEMBER FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and the periods covered by the Financial Statements except as otherwise noted therein. The September Financial Statements reflect all adjustments necessary to present fairly in accordance with GAAP (except as indicated therein), in all material respects, the financial position, results of operations and cash flows of the Company for all periods presented therein.

            (c) The Company maintains and will continue to maintain through the Effective Time a standard system of accounting established and administered in accordance with GAAP and applicable Law.

            (d) The Company does not have any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), which were not fully reflected in, reserved against or otherwise described in the September Financial Statements or the Company Disclosure Schedule other than (i) indebtedness, obligations or liabilities incurred in the ordinary course of business subsequent to September 30, 2000 which are not, individually or in the aggregate, material to the Company in nature or amount, (ii) contractual obligations or other liabilities incurred in the ordinary course of business which are not required under GAAP to be reflected in the September Financial Statements and are either disclosed on Schedule 4.8 of the Company Disclosure Schedule or not required to be so disclosed, and (iii) such other indebtedness, obligations or liabilities as are specifically disclosed on Schedule 4.6 of the Company Disclosure Schedule. The Company knows of no facts (other than facts of a general economic or political nature or facts generally known within the industry) which have caused or in the future are reasonably likely to cause a Company Material Adverse Effect which have not been set forth in the Financial Statements, the September Financial Statements or the Company Disclosure Schedule.

            Section 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 4.7 of the Company Disclosure Schedule, reflected in the September Financial Statements or as expressly contemplated by this Agreement, since December 31, 1999 the Company has conducted its business only in the ordinary course and:

            (a) there has not been any Company Material Adverse Effect nor has any event occurred which is reasonably likely to result in any Company Material Adverse Effect;

            (b) there has not been any material damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company;

            (c) the Company has not issued any shares of capital stock, declared, set aside or paid any dividend or other distribution in respect of any shares of capital stock of the Company, or repurchased, redeemed or otherwise acquired any outstanding shares of capital stock, securities or other proprietary or equity interest of the Company;

            (d) the Company has not amended its Certificate of Incorporation or By-laws;

            (e) there has not been any transfer, issue, sale or other disposition by any Stockholder or the Company of any shares of capital stock, proprietary or equity interests or other securities of the Company or any grant of options, warrants, rights or other securities to purchase or otherwise acquire shares of such capital stock, proprietary or equity interests or such other securities other than the Options;

            (f) the Company has not (i) awarded or paid any bonuses to employees of the Company except in the ordinary course of business consistent with past practice or to the extent accrued on the September Financial Statements, (ii) entered into any employment, deferred compensation, severance or similar agreement (or amended any such agreement), (iii) agreed to increase the compensation payable or to become payable by it to its directors, officers, employees, agents or representatives except in the ordinary course of business consistent with past practice, or (iv) agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with the Company's directors, officers, employees, agents or representatives;

            (g) there has not been any resignation or termination of employment of any officer or key employee of the Company, and the Company does not know of any impending resignation or termination of employment of any such officer or key employee;

            (h) the Company has not made any changes in its accounting principles, methods or policies;

            (i) other than in the ordinary course of business consistent with past practice, the Company has not failed to pay and discharge current liabilities of the Company except where disputed in good faith by appropriate proceedings;

            (j) the Company has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses (other than employment compensation and expense reimbursements in the ordinary course of business) to any Stockholder or any Affiliate of any Stockholder;

            (k) the Company has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company, except for assets of the Company acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

            (l) the Company has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent) of the Company, except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company taken as a whole;

            (m) the Company has not canceled or compromised any debt or claim of the Company or amended, canceled, terminated, relinquished, waived or released any Contract or right of the Company, except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company taken as a whole;

            (n) there has not been any material and adverse change to a material Contract by which the Company or any of its assets is bound or subject;

            (o) the Company has not transferred, licensed or otherwise granted to any Person any rights under any Intellectual Property Rights except for Permitted Licenses;

            (p) the Company has not made or committed to make any capital expenditures or capital additions or betterments in excess of $50,000 individually or $500,000 in the aggregate;

            (q) the Company has not instituted or settled any material Legal Proceeding to which the Company is a party; and

            (r) the Company has not agreed to do anything set forth in this
Section 4.7 and the Stockholders have not agreed to cause the Company to do anything set forth in this Section 4.7.

            Section 4.8 MATERIAL CONTRACTS.

            Set forth on Schedule 4.8 to the Company Disclosure Schedule are lists of the following documents (the "MATERIAL CONTRACTS"):

            (a) All agreements with customers in existence on and not performed as of December 15, 2000 and (i) involving a purchase price of more than $50,000 in the aggregate for products shipped to be shipped or requiring professional services to be performed; or (ii) for which all or a portion of the purchase price has been paid; in each case, for products that have not been shipped, delivered or installed or for professional services which have not been fully performed by the Company.

            (b) All written contracts with any employee (or former employee which has not been fully performed by the Company or the employee) and all consulting contracts relating to professional services or product development for the Company's Products.

            (c) Any contracts which are to be performed in any material respect on or after the Effective Time which (i) involve payments to or from the Company in amounts greater than $50,000 annually or by their terms extend more than twelve months after the date of this Agreement (other than pursuant to automatic renewal provisions which permit cancellation without penalty upon 90 days or less notice and other than agreements described in item (x) below whether or not they satisfy the threshold specified in item (x)); (ii) agreements with respect to the use, occupancy or acquisition of real property; (iii) agreements creating or evidencing any indebtedness or obligation with respect to borrowed money of the Company or assuming any direct or indirect responsibility for the obligations of any other person; (iv) all Third Person Licenses, (v) any contract, agreement or understanding which would limit or restrict the conduct of the Business of the Company or its affiliates in the future, including any confidentiality, non-compete or other similar agreement, (vi) any distributor, agency or manufacturer's representative agreement; (vii) any agreement relating to the acquisition, disposition (other than the sale of Company Products for fair consideration in the ordinary course of business or the purchase of raw materials or supplies in the ordinary course of business) or lease of assets, securities or businesses; (viii) any agreement requiring the Company to satisfy all or a specified portion of its requirements for a particular supply, raw material or component from one or more specified Persons or to supply to one or more specified Persons all or a specified portion of the products manufactured by the Company, (ix) any agreement for capital expenditures in excess of $50,000; (x) any agreement pursuant to which the Company is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving, in the case of any such agreement, more than $12,000 annually; (xi) any agreement with any Governmental Body, (xii) any agreement with respect to the discharge, storage or removal of Hazardous Materials; or (xiii) any understanding, commitment or agreement to enter into any of the foregoing.

            (d) All forms of product or service warranty with respect to the Company's Products.

            Except as set forth on Schedule 4.8 there is no event or occurrence with respect to any agreement, contract, indenture, lease, mortgage or other instrument, the occurrence of which of itself or with the giving of notice or the passage of time or both would constitute an event of default under or breach of such agreement, contract, instrument or lease or would permit the other party thereto to cancel or terminate performance or seek damages for breach ("DEFAULT") by the Company or, to the Company's knowledge, any notice of any Default on the part of any other party in the performance of any obligation to be performed or paid under any Material Contract listed on Schedule 4.8.

            Without limiting the generality of the foregoing, the Asset Purchase Agreement and, in particular, Section 12.8 thereof, is in full force and effect and the Company is not in default thereunder. Neither General Signal Corporation, General Signal Technology Corporation nor any of their successors is in default thereunder or has provided any indication to the Company of any dispute concerning its obligations under the Asset Purchase Agreement.

            Section 4.9 REAL PROPERTY.

            (a) The Company does not own any real property in fee simple. The Company is the successor lessee under a certain Lease Agreement with the Village of Fairport Industrial Development Agency dated as of December 1, 1980, as amended (the "IDA LEASE"). Other than the property leased under the IDA Lease (the "LEASED PROPERTY"), the Company is not a party to any lease, sublease, license or other Contract for the use or occupancy of any real property. Other than the IDA financing associated with the IDA Lease, the Company has not assigned, sublet, mortgaged or otherwise encumbered in any respect whatsoever its leasehold estate under the IDA Lease. The Company neither owns or holds, nor is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein other than under the IDA Lease.

            (b) The IDA Lease is a valid and binding obligation enforceable by and against the Company in accordance with its terms, and there is no default under the IDA Lease by the Company or, to the knowledge of the Company, by any other party thereto and, to the knowledge of the Company, no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. No party to the IDA Lease has given written notice of or made a Claim against the Company with respect to any breach or Default thereunder which remains uncured or otherwise in existence as of the date hereof. All rent and other sums and charges payable by the Company under or in respect of the IDA Lease are current. The IDA Lease covers the entire estate it purports to cover. A complete and correct copy of the IDA Lease, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder, has been delivered to Parent. The Leased Property complies in all material respects with all applicable Laws and no notice of violation of any such Law has been received by the Company or, to the knowledge of the Company, no such notice has been issued by any Governmental Entity with respect to such property. No part of the Leased Property is subject to any building or use restrictions that would restrict or prevent the present use and operation of the Leased Property, such property is properly and duly zoned for its current use, such current use is in all respects a conforming use and there is no proposal or dispute that could negatively impact the present zoning, use or operation of the Leased Property. During the term of the IDA Lease, no labor has been performed or material furnished for any portion of the Leased Property for which any Lien having a value in excess of $25,000 in the aggregate can be claimed.

            (c) The Leased Property has direct, unobstructed access, both pedestrian and vehicular, to public rights of way. All utility systems required in connection with use, occupancy and operation of the Leased Property are supplied directly to the Leased Property by facilities of public utilities, are sufficient for their present purposes, are fully operational and in working order, and are benefited by customary utility easements providing for the continued use and maintenance of such systems.

            Section 4.10 PROPERTY AND ASSETS. All assets, personal property (tangible and intangible) and rights owned or used by the Company are owned by the Company free and clear of all Liens except as set forth on Schedule 4.10 of the Company Disclosure Schedule. The assets owned, leased or licensed by the Company are sufficient and adequate to enable the Company to conduct its business as conducted and presently intended to be conducted. Without limiting the generality of the foregoing, there is no inherent defect in or limitation of any material products under development that would reasonably be expected to cause any of such products to be incapable of (i) performing the function for which they are being developed, (ii) being available for manufacture, sale or distribution at the times anticipated by the Company or required by any Contract, or (iii) being manufactured, sold and distributed on an economically viable basis. The tangible personal property owned, leased or otherwise held by the Company is in good operating condition and repair, subject to normal wear and tear and the need to continue routine maintenance and repairs, and is suitable for the purposes used or presently intended to be used in the operation of the business of the Company.

            Section 4.11      INTELLECTUAL PROPERTY.

            (a) The Company owns or is licensed and has all rights in and to the following to the extent necessary to conduct its business as now conducted and as presently proposed to be conducted, except where the failure to own or have such rights would not have a Company Material Adverse Effect: (i) all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, development and other tools, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), know-how and other technology that are now, have been or are currently proposed to be developed, produced, used, marketed or sold by the Company (collectively, the "TECHNOLOGY-RELATED ASSETS"); and (ii) all intellectual property and other proprietary rights in the Technology-Related Assets, including, without limitation, all trade secrets, copyrights, and domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, all goodwill associated therewith, and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith.

            (b) All products developed, produced, used, marketed or sold by the Company currently or as to which the Company has any ongoing obligations, including warranty or support, are listed on Schedule 4.11 to the Company Disclosure Schedule (collectively, the "PRODUCTS"). Except for the Third Person Technologies (as defined in Section 4.11(c) below), and except as noted on
Schedule 4.11(b) of the Company Disclosure Schedule, the Company owns all right, title and interest in and to the following, free and clear of all liens and encumbrances: (i) the right to make, have made, use, lease, sell and import the Products; (ii) any and all updates, enhancements and corrections to the Products; (iii) any and all technology and work in progress; and (iv) all inventions, discoveries, processes, designs, trade secrets, know-how and other confidential or proprietary information related thereto (collectively, the "TECHNOLOGY"). The Technology, excluding the Third Person Technologies, is sometimes referred to herein as the "COMPANY TECHNOLOGY."

            (c) All Technology used in the business of the Company as currently conducted or as presently proposed to be conducted (the "BUSINESS") to which the Company does not own all right, title and interest (collectively, the "THIRD PERSON TECHNOLOGIES") is listed in Schedule 4.11 to the Company Disclosure Schedule. Schedule 4.11 to the Company Disclosure Schedule also lists all license agreements pursuant to which the Company has the right to use the Third Person Technologies (the "THIRD PERSON LICENSES"), other than license agreements included in shrink-wrapped software packages for software which is readily and generally commercially available to Parent and other than paid-up licenses incorporated in or associated with machinery or equipment owned or leased by the Company. The Company has the lawful right to use under the terms of the applicable Third Person License (free of any material restriction not expressly set forth in the Third Person Licenses) (i) all Third Person Technology that is incorporated in or used in the development or production of the Company Technology, and (ii) all other Third Person Technology necessary for the conduct of the Business as now conducted and as presently proposed to be conducted.

            (d) All patents, patent applications, copyright registrations and applications and trademark registrations and applications (collectively, the "IP REGISTRATIONS") are listed on Schedules 4.11(d) to the Company Disclosure Schedule. The Company has taken reasonable steps consistent with industry practice to protect its interest and use of the Company Technology and trademarks, trade names, brand names, service marks used in the Business (the "MARKS"). The Company owns all right, title and interest, free and clear of any liens, pledges, licenses or other encumbrances, in and to the IP Registrations, together with any other rights in or to any copyrights (registered or unregistered), rights in the Marks (registered or unregistered), trade secret rights and other intellectual property rights (including, without limitation, rights of enforcement) contained or embodied in the Company Technology and the Marks (collectively, the "IP RIGHTs").

            (e) The Company has not conducted its Business, or used or enforced or taken any action (or, to its knowledge, failed to use or enforce or take any action) with respect to the IP Rights, in a manner that would result in the abandonment, cancellation, unenforceability or forfeiture or relinquishment of any material item of the IP Rights or the IP Registrations. Except as set forth in Schedule 4.11(e) of the Company Disclosure Schedule, the Company has not granted to any third Person any rights or permissions to use any of the Technology or the IP Rights except for Permitted Licenses. The Company is not under any contractual or other obligation to disclose to any third Person any Company Technology except as required by Permitted Licenses or set forth in
Section 4.11(e) of the Company Disclosure Schedule.

            (f) (i) The Company has not received any notice or claim (whether written, oral or otherwise) challenging its ownership or rights in the Company Technology or the IP Rights or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (ii) all the IP Rights are legally valid and enforceable without any material qualification, limitation or restriction on their use which would have a Company Material Adverse Effect, and the Company has not received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any of the IP Rights; and (iii) to the Company's knowledge, no other person or entity is infringing or misappropriating any part of the IP Rights or otherwise making any unauthorized use of the Company Technology.

            (g) (i) The use of any of the Technology in the Business does not and will not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; (ii) the use of any of the Marks and other IP Rights in the Business will not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; and (iii) the Company has not received any notice or claim (whether written, oral or otherwise) regarding any infringement, misappropriation, misuse, abuse or other interference with any third Person's intellectual property or proprietary rights (including, without limitation, infringement of any patent, copyright, trademark or trade secret right of any third Person) by the Company, the Technology or the Marks or other IP Rights or claiming that any other entity has any claim of infringement with respect thereto.

            (i) The Technology is free from known material defects and substantially conforms to the applicable specifications and documentation for such Technology. The Company has not received any claims, written or oral, that its Products do not so conform.

            (j) The Company has not entered into any agreement or offered to indemnify any Person against any charge of infringement by the Technology or IP Rights, or any other intellectual property or right except in Permitted Licenses. The Company has not entered into any agreement granting any Person the right to bring any infringement action with respect to, or otherwise to enforce, any of the Technology or IP Rights.

            (k) The Company has not conducted its business or any aspect thereof in any manner which infringes any patent or valid intellectual property right of any other Person.

            (l) The Company has no obligation or commitment of any nature to license or transfer any technology of the Company to a third party, other than as required by the Permitted Licenses or as set forth on Schedule 4.11(l) to the Company Disclosure Schedule, or to compensate any third party for the license or transfer of technology to the Company.

            Section 4.12.     INVENTORY; RECEIVABLES; PAYABLES.

            (a) The inventory of the Company is in good and marketable condition, and is saleable in the ordinary course of the Company's business except to the extent that obsolete, overstocked or unusable inventory (i) was reserved for on the Financial Statements and the September Financial Statements for such periods, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with generally accepted accounting principles consistently applied, or (ii) was written-off or written-down in the ordinary course of business since the date of the September Financial Statements, which write-offs and write-downs did not materially exceed historical write-offs and write-downs. The Company has raw materials, components, work-in-process and finished goods inventory which, when taken together with the raw materials and components it is able to acquire in the ordinary course of business, will enable it to conduct its business and satisfy its customers orders in the ordinary course of its business as presently conducted or presently intended to be conducted. Schedule 4.12 lists each raw material or component for which the Company has only one supplier, and, except as set forth on Schedule 4.12, to the knowledge of the Company, there is no shortage or anticipated shortage of any raw material or component that would materially impair its ability to satisfy its customer needs or materially increase the cost of producing its products (except where it is entitled to pass any increased cost on to its customers).

            (b) All accounts receivable of the Company have arisen from bona fide transactions in the ordinary course of business consistent with past practice and are legally binding. All accounts receivable of the Company reflected on the Financial Statements, the September Financial Statements or arising after the date thereof are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

            (c) All accounts payable of the Company reflected on the September Financial Statements, or arising after the date thereof, are the result of bona fide transactions in the ordinary course of business and have been paid or, in the ordinary course of business consistent with the Company's past practices, are not yet required to have been paid.

            (d) Except for customer pre-payments in the ordinary course of business which are reflected on the September Financial Statements or received after the date thereof, the Company has not received any advance payments, deposits or similar payments in respect of any goods sold or to be sold or services performed or to be performed after the Closing Date.

            Section 4.13 CUSTOMERS AND SUPPLIERS. Schedule 4.13 of the Company Disclosure Schedule lists the twenty (20) largest customers in terms of sales and the twenty (20) largest suppliers in terms of purchases of the Company taken as a whole during each of the year ended December 31, 1999 and during the period from January 1, 2000 through December 12, 2000. Such Schedule sets forth the approximate amount of sales to each such customer and purchases from each such supplier during each such period. Except as expressly set forth on Schedule 4.13 of the Company Disclosure Schedule, (i) the relationships of the Company taken as a whole with its customers and suppliers have been entered into and are conducted pursuant to arms' length transactions, and (ii) no customer or supplier of the Company set forth on Schedule 4.13 of the Company Disclosure Schedule or other material customer or supplier of the Company has canceled, otherwise terminated, materially altered, or threatened in writing to cancel, otherwise terminate or materially alter, its relationship with the Company or withheld or materially delayed payment for, or shipment of, any products or threatened in writing to do so; (iii) there is no claim or obligation of the Company arising out of any termination or expiration of any sales representative or distribution agreement or arrangement.

            Section 4.14 LITIGATION. There is no Legal Proceeding involving the Company which is pending, contemplated to be brought by the Company or, to the knowledge of the Company, threatened or contemplated to be brought against the Company by any other Person. The Company is not a party to, or subject to the provisions of, any Order of any court or Government Entity. There is no Legal Proceeding pending or, to the Company's knowledge, threatened against the Company that questions the validity of this Agreement or the Transactions, questions the right of the Company to enter into this Agreement and the Company Transaction Documents, or seeks to delay, prevent or enjoin, or seeks damages as a result of, the consummation of the Transactions by the Company; nor has the Company received any notice that there is any basis for any of the foregoing. The foregoing includes, to the Company's knowledge, Legal Proceedings pending or threatened (or any basis therefor known to the Company) involving (i) any of the Company's employees' use in connection with their employment by the Company of any information or techniques allegedly proprietary to any of their former; or
(ii) any of the Company's employees' obligations under any confidentiality, non-compete or assignment of invention agreements with prior employers; and
(iii) any workers' compensation, employment discrimination or other claims by employees or former employees.

            Section 4.15 TAX RETURNS AND PAYMENTS. The Company has duly filed all federal, state, local and foreign income, franchise, excise, real, personal property and other Tax returns and reports required to have been filed by the Company prior to the date hereof. All of the foregoing returns and reports are true and correct in all material respects. The Company has paid or, prior to the Effective Time will pay, all Taxes, interest and penalties due or (except to the extent the same are contested in good faith) claimed to be due to any federal, state, local, foreign or other taxing authority. The Company has paid and will pay all installments of estimated taxes due on or before the Effective Time. All Taxes and state assessments and levies which the Company is required by Law to withhold or collect have been withheld or collected and have been paid to the proper governmental authorities or are held by the Company for such payment. The Company has paid or made adequate provision in accordance with GAAP in the Financial Statements and Quarterly Financial Statements for all Taxes payable in respect of all periods ending on or prior to the periods covered by such statements and will have made or provided for all Taxes payable in respect of all periods ending on or prior to the Closing Date. As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled and, except as set forth in Schedule 4.15 of the Company Disclosure Schedule, there are no ongoing Tax audits or, to the knowledge of the Company, any threatened Tax audits. No issue has been raised by a Governmental Entity in any examination or audit which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. There are no claims or assessments pending against the Company for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company. There is no Contract, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of Section 162(m) or 28OG of the Code.

            Section 4.16      EMPLOYEE BENEFIT PLANS.

            (a) Schedule 4.16 of the Company Disclosure Schedule sets forth a complete and correct list of all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, stock option or stock purchase arrangements or policies) maintained, or contributed to, by the Company or any trade or business (whether or not incorporated) which is treated with the Company as a single employer under Section 414(b), (c), (m) or (o) of the Code (an "ERISA AFFILIATE") with respect to current or former employees of the Company or its ERISA Affiliates (each, a "COMPANY BENEFIT PLAN"). Each Company Benefit Plan is in writing and the Company has furnished Parent with a true and complete copy of each Company Benefit Plan document, including all amendments thereto since the most recent restatement thereof, and a true and complete copy of each material document prepared in connection with each Company Benefit Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) the most current summary plan description and summary of material modifications, (iii) the three most recently filed Form 5500's, including all attachments thereto, and (iv) the most recently prepared actuarial report and financial statement, if any, in connection with each Company Benefit Plan. The Company does not have any commitment to (x) create or incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (y) enter into any Contract to provide compensation or benefits to any individual, or (z) modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

            (b) Neither the Company nor any current or former ERISA Affiliate of the Company has ever maintained, sponsored or contributed to any benefit plan subject to Title IV of ERISA, Section 412 of the Code, or Section 302 of ERISA. Neither the Company nor any current or former ERISA Affiliate of the Company has ever incurred any liability under, arising out of or by operation of Title IV of ERISA and no fact or event exists which could give rise to any such liability.

            (c) The Option Plan is the Company's only equity incentive plan. Each of the Company Benefit Plans intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such Plan is so qualified, and nothing has occurred with respect to the operation of any such Company Benefit Plan which, either individually or in the aggregate, would cause the loss of such qualification or the imposition of any liability, penalty or tax under ERISA or the Code.

            (d) Except as set forth in Schedule 4.16(d) of the Company Disclosure Schedule, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan. The Company is not currently liable and has not previously incurred any liability for any tax or penalty arising under Chapter 43 of Subtitle D of the Code or Section 502 of ERISA, and no fact or event exists which could give rise to any such liability.

            (e) Each of the Company Benefit Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Laws. All amendments and actions required to bring each of the Company Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

            (f) The Company has no predecessor in interest and has not maintained a welfare benefit plan providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code and at the former employee's own expense), and the Company and each of its ERISA Affiliates have complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder.

            (g) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any material payment (including, without limitation, severance, "change of control" compensation or golden parachute) becoming due to any director or employee of the Company, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan or (iii) other than the acceleration of Options in accordance with their terms, result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

            (h) Except as set forth in Schedule 4.16(h) of the Company Disclosure Schedule, there has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Company Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Company Benefit Plans which could result in liability to the Company. All contributions and premiums required by law or by the terms of any Company Benefit Plan or any agreement relating thereto have been timely made, except for those contributions and premiums not yet due and owing.

            (i) There are no pending legal proceedings, claims or administrative actions which have been asserted or instituted against any of the Company Benefit Plans, the assets of any such plans or the Company or any ERISA Affiliate or the plan administrator or any fiduciary of the Company Benefit Plans with respect to the operation of such plans.

            Section 4.17 LABOR MATTERS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, nor has the Company received written notice of any labor organization activity involving its employees. Except as set forth in Schedule 4.17 of the Company Disclosure Schedule, no officer or employee of the Company is a party to an agreement or arrangement that restricts the ability of the Company to terminate such officer's or employee's employment by the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity Laws and with other Laws related to employment, except for such noncompliance as will not have a Company Material Adverse Effect.

            Section 4.18 COMPLIANCE WITH APPLICABLE LAWS. The Company has not conducted, and is not conducting, its business in violation of any Law, Order or Permit of any Governmental Entity and no Product has been exported in violation of the applicable provisions of the U.S. export control laws. No investigation or review by any Governmental Entity with respect to the Company or its operations or activities is pending or, to the Company's knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same. No material change is required in the Company's operations, processes, properties or procedures to comply in the future with any existing Law, Order or Permit, and the Company has not received any notice or communication of any material noncompliance with any such Company Permits that has not been cured as of the date hereof. The Company has all Permits necessary to conduct its business as presently conducted or contemplated to be conducted.

            Section 4.19 ENVIRONMENTAL. Except as set forth in Section
4.19 of the Company Disclosure Schedule, to the knowledge of the Company and the Stockholders:

            (a) the operations of the Company have been and, as of the Effective Time, will be in compliance with all Environmental Laws;

            (b) the Company has obtained, currently maintains and, as of the Effective Time, will have all Environmental Permits required for its operations; all such Environmental Permits are and, as of the Effective Time, will be, in full force and effect and in good standing; there are no Legal Proceedings pending or threatened with respect to any such Environmental Permits; the

                  Company is, and as of the Effective Time will be, in material compliance with such Environmental Permits; and neither the Company nor any Stockholder has received any notice from any source, or has otherwise obtained knowledge, to the effect that there is lacking any Environmental Permit required in connection with the current operations of the Company or the current use or operation of the Leased Property;

            (c)   the Company, its operations and the Leased Property are not
                  (i) subject to any outstanding written Order or Contract with or in favor of any Governmental Entity or (ii) subject to any investigation respecting (x) Environmental Laws, (y) any Remedial Action or (z) any Environmental Claim;

            (d) the Company is not subject to any Legal Proceeding alleging the violation of any Environmental Law or Environmental Permit or seeking any Remedial Action;

            (e) neither the Company nor any Stockholder has received, nor has there been issued, any written communication that alleges that the Company is not in compliance with any Environmental Law or Environmental Permit or that seeks the Company to take any Remedial Action;

            (f) the Company has not caused any Hazardous Materials, or permitted any Hazardous Materials for which the Company is responsible, to remain or be disposed of, either on or under real property legally or beneficially owned or operated by the Company or on any real property not permitted to accept, store or dispose of such Hazardous Materials other than in compliance with Environmental Laws and Permits, and the Company has never disposed or Released any Hazardous Materials on the Landfill Property;

            (g) the Company has no liabilities (other than those related to its disposal obligations) with respect to Hazardous Materials;

            (h) none of the operations of the Company involve the generation, transportation, treatment, storage or disposal of hazardous waste or controlled waste other than in compliance with Environmental Laws and Permits; and

            (i) there is not now on or in the Leased Property, nor has there been, (i) any underground storage tanks or surface tanks, dikes or impoundments; (ii) any asbestos-containing materials or (iii) any polychlorinated biphenyls.

            Section 4.20 CERTAIN BUSINESS PRACTICES. Neither the Company nor any director, officer or employee of the Company, or, to the Company's knowledge, any agent thereof has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to any political activity,
(ii) made any unlawful payment to any foreign, domestic or supranational government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the OECD Convention on Combating Bribery of Foreign Public Officials in Business Transactions, or (iii) made any other unlawful payment. The Company has complied in all material respects with all United States and foreign export control Laws including, without limitation, the U.S. Export Administration Act.

            Section 4.21 CORPORATE DOCUMENTS. The Company has heretofore made available to Parent a complete and correct copy of the Certificate of Incorporation and By-laws of the Company, each as amended to the date hereof. The Company has provided Parent with access to true and complete copies of the records of proceedings of the Board of Directors of the Company and its stockholders since the incorporation of the Company. Such records contain all actions authorizing material transactions of the Company or which are required by Law or Contract to be authorized by the Board of Directors or stockholders of the Company. The Company is not in violation or Default in any material respect of any provisions of its Certificate of Incorporation, as amended, or its Bylaws.

            Section 4.22 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no Contract, Permit or Order binding upon the Company or any of its properties which has, has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or the conduct of its business as presently conducted or contemplated to be conducted.

            Section 4.23 AFFILIATE TRANSACTIONS. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the Company's knowledge, none of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company other than ownership of a less than five percent interest in the outstanding capital stock of any publicly traded company that may compete with the Company. To the knowledge of the Company, none of the Company's officers or directors or any members of their immediate families has a direct or indirect interest in any material contract with the Company other than in their capacity as an officer or employee. Except as set forth in Schedule 4.23 of the Company Disclosure Schedule, the Company is not a guarantor or indemnitor of any indebtedness of any other Person.

            Section 4.24 INSURANCE. Set forth in Schedule 4.24 of the Company Disclosure Schedule lists the insurance policies maintained by the Company and describes the coverage, limits, retainages or deductibles thereof. Such policies are in full force and effect. The Company has provided to Parent copies of its insurance loss runs for the preceding three years.

            Section 4.25 BROKERS. No agent, broker, finder, investment banker, lawyer or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or other fee in connection with the Transactions based upon arrangements made by or on behalf of the Company or the Stockholders.

            Section 4.26 CORPORATE APPROVAL. The Board of Directors of the Company, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "COMPANY BOARD APPROVAL"), has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger, and (iii) recommended that the stockholders of the Company adopt this Agreement and approve the Merger and directed that this Agreement be adopted and the Merger be approved by a written consent of the Company's stockholders or submitted to the Company's stockholders for consideration at special meeting.

            Section 4.27 DISCLOSURE. No representation or warranty of the Company contained in this Agreement and the Exhibits attached hereto, or any certificate furnished or to be furnished to Parent or Merger Subsidiary at the Closing, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading, when read together, in light of the circumstances under which they were made.


                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

            Each of the Stockholders hereby severally, but not jointly, represents and warrants to Parent and Merger Subsidiary that:

            Section 5.1 AUTHORIZATION. Such Stockholder has all requisite power, authority and legal capacity to execute and deliver this Agreement and each Transaction Document to which such Stockholder is a party or which such Stockholder is required to execute or deliver (a "STOCKHOLDER TRANSACTION DOCUMENT") and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms. The Stockholder Transaction Documents relevant to each Stockholder, when executed and delivered by such Stockholder, shall constitute valid and legally binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms.

            Section 5.2 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

            (a) None of the execution and delivery of this Agreement or any Stockholder Transaction Documents by such Stockholder, the consummation by such Stockholder of the Transactions or the performance by such Stockholder of such Stockholder's obligations under this Agreement or the relevant Stockholder Transaction Documents will (i) result in a Default of any Law or Order applicable to such Stockholder, or by which such Stockholder or any of such Stockholder's shares of Company Common Stock may be bound or affected, or (ii) result in a Default pursuant to any Contract to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's shares of Company Common Stock may be bound or affected.

            (b) None of the execution and delivery of this Agreement or any Stockholder Transaction Documents by such Stockholder, the consummation by such Stockholder of the Transactions or the performance by such Stockholder of such Stockholder's obligations under this Agreement or the relevant Stockholder Transaction Documents will require any Consent of any Governmental Entity or other Person, except for the filing of the Certificate of Merger pursuant to Delaware Law and compliance with the HSR Act.

            Section 5.3 COMPANY COMMON STOCK. Such Stockholder holds the number of shares of Company Common Stock set forth opposite such Stockholder's name on
Schedule 4.4 of the Company Disclosure Schedule beneficially and of record and free and clear of all Liens. Except for the Shareholders Agreement, such Stockholder is not a party to any Contract restricting the transfer of any shares of capital stock of the Company or affecting the voting of any such shares of capital stock.

            Section 5.4 LITIGATION. There is no Legal Proceeding pending or, to such Stockholder's knowledge, threatened against such Stockholder that questions the validity of this Agreement or the Transactions, questions the right of such Stockholder to enter into this Agreement and the relevant Stockholder Transaction Documents, or seeks to delay, prevent or enjoin, or seeks damages as a result of, the consummation of the Transactions by such Stockholder; nor has such Stockholder received any notice that there is any basis for any of the foregoing.

            Section 5.5 INVESTMENT IN PARENT COMMON STOCK.

            (a) Such Stockholder has, during the course of the Transactions, had the opportunity to ask questions of, and has received answers from, Parent and its representatives concerning Parent and the Transactions.

            (b) Such Stockholder is acquiring the Parent Common Stock for its own account, for investment, and not with a view to any resale or "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT").

            (c) Such Stockholder understands that because the sale of Parent Common Stock to such Stockholder as Merger Consideration has not been registered under the Securities Act, such Stockholder cannot dispose of any of such Parent Common Stock until such Parent Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available.

            (d) Such Stockholder is sufficiently knowledgeable and experienced in financial matters so as to be able to evaluate the risks and merits of such Stockholder's investment in Parent Common Stock, and such Stockholder is able to bear the economic risk of loss of such Stockholder's entire investment in Parent Common Stock. Such Stockholder is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

            (e) Such Stockholder has been advised that the Parent Common Stock to be received by such Stockholder pursuant to the Transactions has not been registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that Parent is issuing Parent

Common Stock to such Stockholder pursuant to this Agreement in reliance upon, among other things, the representations and warranties of such Stockholder contained in this Section 5.5.


                                   ARTICLE VI

        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

            Parent and Merger Subsidiary jointly and severally represent and warrant to the Company and each of the Stockholders that:

            Section 6.1 ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Subsidiary has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification material to Parent.

            Section 6.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Subsidiary has all necessary power and authority to execute and deliver this Agreement and each Transaction Document to which Parent or Merger Subsidiary is a party or which Parent or Subsidiary is required to execute or deliver (a "PARENT TRANSACTION DOCUMENT"), and to consummate Transactions contemplated hereby and thereby. All corporate action on the part of Parent's and Merger Subsidiary's Board of Directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the relevant Parent Transaction Documents, and the performance of all obligations of each of Parent and Merger Subsidiary hereunder and thereunder, have been duly and validly taken. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and constitutes a valid and legally binding obligation of each of Parent and Merger Subsidiary, enforceable against each of Parent and Merger Subsidiary in accordance with its terms. The relevant Parent Transaction Documents, when executed and delivered by Parent and Merger Subsidiary, as applicable, shall constitute valid and legally binding obligations of Parent and Merger Subsidiary, as applicable, enforceable against Parent and/or Merger Subsidiary, as applicable, in accordance with their respective terms.

            Section 6.3 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

            (a) The execution and delivery of this Agreement and the relevant Parent Transaction Documents by each of Parent and Merger Subsidiary does not, and the performance of this Agreement and the relevant Parent Transaction Documents by Parent and Merger Subsidiary will not: (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent or Merger Subsidiary, (ii) assuming the Consents specified in Section 6.3(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such Consent has been satisfied, conflict with or violate any Laws applicable to Parent or Merger

Subsidiary or by which any property or asset of Parent or Merger Subsidiary is bound, or (iii) result in any Default under any Contract to which Parent or Merger Subsidiary is a party or by which any property or asset of Parent or Merger Subsidiary is bound which would have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Merger.

            (b) The execution and delivery of this Agreement and the relevant Parent Transaction Documents by each of Parent and Merger Subsidiary does not, and the performance of this Agreement and the relevant Parent Transaction Documents by Parent and Merger Subsidiary will not, require any Consent of any Governmental Entity, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act, such notifications, filings, approvals, consents and waivers as may be required under other merger control laws, filing and recordation of the Certificate of Merger as required by the DGCL and applications for listing and other filings required by the rules of the NYSE and except where failure to obtain such Consents, would not have a Parent Material Adverse Effect or would not prevent or materially delay the consummation of the Merger.

            Section 6.4 PARENT REPORTS. Parent has provided the Stockholders with access to all reports and statements that it has filed with the Securities and Exchange Commission since January 1, 2000 (the "SEC Filings"). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of the SEC Filings, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Securities and Exchange Commission and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            Section 6.5 FINANCING. Parent has available, and on the Closing Date will have available, sufficient funds, available lines of credit or other sources of immediately available funds to enable it to pay the Cash Consideration on the terms and conditions of this Agreement. Parent's obligations hereunder are not subject to any condition regarding Parent's ability to obtain financing for the consummation of the transactions contemplated hereby.

            Section 6.6 LITIGATION. There are no legal or governmental proceedings pending or threatened to which Parent or any of its Affiliates is a party or to which any of the properties of Parent or its Affiliates is subject that are required to be described in the SEC Filings that are not so described.

            Section 6.7 BROKERS AND FINDERS. No agent, broker, finder, investment banker, lawyer or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or other fee in connection with the Transactions based upon arrangements made by or on behalf of Parent or the Merger Subsidiary.

                                   ARTICLE VII

                    CONDUCT OF BUSINESS PENDING THE MERGER

            Section 7.1 CONDUCT OF THE BUSINESS PENDING THE EFFECTIVE TIME.

            (a) From and after the date hereof and prior to the Effective Time, except as contemplated by this Agreement or required by Law, or unless Parent shall otherwise agree in writing, the Company covenants and agrees that it shall
(a) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted (b) use reasonable efforts to conduct its business in a manner consistent with the budgets and plans heretofore made available to Parent, including all capital expenditure and plant expansion plans, (c) use all reasonable efforts to: preserve intact its present business organizations; keep available the services of its employees and consultants; and preserve its relationships and goodwill with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company, and (d) to protect its Intellectual Property to the end that its goodwill and on-going Business shall not be impaired in any material respect at the Effective Time. Unless Parent shall otherwise agree in writing, prior to the Effective Time, the Company shall not:

                  (i) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other equity securities thereof or any rights, warrants, or options to acquire any such shares or other securities;

                  (ii) grant, award or enter into any compensation or change of control arrangement with any employee including the repricing of any Options;

                  (iii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock including treasury stock and any Options, any other voting securities of the Company or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities (other than the issuance of Company Common Stock upon the exercise of Options outstanding on the date of this Agreement) or, except pursuant to the Option Amendment Agreements, amend the terms of any such securities, rights, warrants or options or, except as set forth on the Company Disclosure Schedule take any action to accelerate the vesting thereof;

                  (iv) amend the Certificate of Incorporation or By-laws of the Company;

                  (v) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or any assets that are material, individually or in the aggregate;

                  (vi) subject to a Lien or sell, lease, license or otherwise dispose of or transfer any of its properties or assets other than Company Technology except in the ordinary course of business consistent with past practice;

                  (vii) subject to a Lien or sell, lease, license or otherwise dispose of or transfer any Company Technology except for Permitted Licenses and except as described in Schedule 4.7(o) of the Company Disclosure Schedule;

                  (viii) incur or modify any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities, guarantee any debt securities of another person, or enter into any "keep well" or other agreement to maintain any financial condition of another person, except, in any such case, for borrowings or other transactions incurred in the ordinary course of business under the existing credit facility including to repay existing indebtedness pursuant to the terms thereof, enter into any leases, guarantees, assumptions of indebtedness or letters of comfort or similar instruments or make any loans, advances or capital contributions to, or investments in, any other person, or compromise any material claims or litigation;

                  (ix) alter, amend or delay in any material respect the implementation of its plans for capital expenditures and completion/expansion of plant and production facilities previously delivered to Parent;

                  (x) take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect;

                  (xi) authorize any of, or commit or agree to take any of, the foregoing actions; and

                  (xii) make any changes in its accounting principles, methods or policies.

            (b) Within 15 days after the end of each month following the date of this Agreement, the Company shall deliver to Parent financial statements presented on a basis consistent with the Financial Statements and September Financial Statements and copies of any Material Contracts entered into in accordance with this Agreement during the preceding month. The Company shall promptly provide Parent copies of all filings made by the Company with any Governmental Entity.

            (c) The Company shall, before settling or compromising any material Legal Proceeding, income tax or other liability, consult with Parent and its advisors as to the positions and elections that will be taken or made with respect to such matter and shall not enter into any such settlement or compromise without the consent of Parent, which will not be unreasonably withheld or delayed.

            Section 7.2 OPTION AMENDMENT AGREEMENTS. The Company agrees to use commercially reasonable efforts to cause each of its directors, officers, employees, consultants and agents who hold Options to enter into an agreement substantially in the form of Exhibit B hereto amending the term of such Options (the "OPTION AMENDMENT AGREEMENTS"). The Company agrees to use commercially reasonable efforts to cause each of its employees who have been employed by the Company for more than ninety (90) days as of the Closing Date and who have not been granted any Options to sign a release in substantially in the form of Exhibit C hereto releasing the Company from any obligation to issue any Options to such employee in exchange for a cash payment (the "OPTION RELEASES"). Parent hereby guarantees, effective upon the Effective Time and only if the Merger occurs, the obligations of the Company under each of the Option Amendment Agreements and Option Releases. In the event that Parent elects to consummate the Merger even though Option Amendment Agreements have not been signed with respect to all Options, the Company shall use commercially reasonable efforts to cause the holders of all Options with respect to which an Option Amendment Agreement has not been executed to exercise all such Options prior to the Effective Time and shall use commercially reasonable efforts to cause such holders to enter into agreements with Parent in a form satisfactory to Parent containing representations and warranties comparable to those included in Article V hereof and similar indemnification provisions.

            Section 7.3 ACQUISITION PROPOSALS. The Company and the Stockholders will not, and will use commercially reasonable efforts to cause their respective representatives not to, directly or indirectly (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of the assets or capital stock or other equity interest in the Company other than the transactions contemplated by this Agreement (an "ACQUISITION TRANSACTION"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties, prospects or assets of the Company in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company and the Stockholders will promptly inform Parent upon receipt by the Company, any Stockholder or any of their respective representatives of any proposal or inquiry in respect of any Acquisition Transaction.

            Section 7.4 FINANCIAL INFORMATION. As soon as practicable after the date hereof, the Company shall use commercially reasonable efforts to cooperate and assist Parent and Parent's independent public accountants in the compilation and preparation of all financial statements and financial statement schedules of the Company prepared in accordance with GAAP and reports and consents of the Company's independent public accountants as may be necessary or deemed advisable by Parent to comply with SEC reporting and disclosure requirements. Parent shall pay any fees and other amounts charged by Parent's independent accountants in connection with such financial statements and financial statement schedules and the Company shall have no responsibility therefor. The Company shall deliver to Parent's independent public accountants and/or the Company's independent public accountants all engagement letters and management representation letters as may be reasonably requested by Parent or such accountants. The Company shall use its best efforts to cause its independent public accountants to cooperate with and assist Parent and its independent public accountants in the preparation of the financial statements contemplated by this Section 7.4.

            Section 7.5 TREATMENT OF REAL ESTATE. At or prior to the Effective Time, the Company shall use reasonable efforts to cause the Leased Property to be subdivided, to cause the Fairport IDA to convey to the Village of Fairport the Landfill Property, and to enter into a new lease (the "REPLACEMENT LEASE") with the Fairport IDA pursuant to which it will lease the remainder of the Leased Premises from the IDA on an arms'-length basis. The Replacement Lease shall be in a form which is acceptable to Parent in its reasonable discretion.

            Section 7.6 ENVIRONMENTAL INSURANCE. Parent agrees to use reasonable efforts to obtain environmental insurance (the "ENVIRONMENTAL INSURANCE"), which shall have terms which are acceptable to Parent in its sole discretion, covering the potential liability of the Company, Parent and Parent's Affiliates for Environmental Matters including Environmental Claims and Remedial Actions. Parent shall be responsible for the payment of the premium for the Environmental Insurance. The deductible for the Environmental Insurance shall not exceed $10,000,000. Parent shall cause each of the Stockholders to be named as additional insureds on the policy or policies providing the Environmental Insurance.

            Section 7.7 GENERAL SIGNAL AGREEMENT. The Company and Parent agree to use commercially reasonable efforts to cause General Signal Corporation and General Signal Technology Corporation to enter into an Agreement with Parent and, as applicable, the Company making certain representations, warranties, covenants and agreements relating to the Merger and clarifying the status of certain Technology and IP Rights (the "GENERAL SIGNAL AGREEMENT").

            Section 7.8 APPROVAL OF TRANSACTION. The Stockholders agree to take any and all actions necessary to cause this Agreement and the Merger to be adopted and approved by the stockholders of the Company in accordance with the DGCL and the Company's Certificate of Incorporation and By-laws, including voting their shares of Company Common Stock in favor of such adoption and approval.


                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

            Section 8.1 ACCESS TO INFORMATION. From the date hereof through the Effective Time, the Company shall afford to Parent and Parent's accountants, counsel and other representatives full and reasonable access during normal business hours to its properties, books, Contracts, records and personnel and, during such period, shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of any Law, and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Parent and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section 8.1, not unduly interfere with the operation of the business of the Company.

            Section 8.2.      FURTHER ACTION; CONSENTS; FILINGS.

            (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other Transactions, (ii) obtain from Governmental Entities any Consents, Permits or Orders required to be obtained or made by Parent, the Company, the Stockholders or any of their Affiliates in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other Transactions, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other Transactions that are required under (x) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities Laws, (y) the HSR Act, and (z) any other applicable Law. Nothing herein shall be construed to require the Company to dispose of, or make any change in, any portion of its business. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. Without limiting the generality of the foregoing, each of the Stockholders agrees not to take any action or vote any of such Stockholder's shares of Company Common Stock in a manner which is contrary to or inconsistent with the consummation of the Merger and the other Transactions unless specifically permitted by this Agreement. Parent agrees to pay the filing fee for any HSR Act filing for Parent or Bruning required as a result of the Transactions.

            (b) Parent, Bruning and the Company shall, and shall cause their respective Affiliates which are required to do so to, file as soon as practicable after the date of this Agreement but in no event later than January 31, 2001, notifications under the HSR Act and any other applications or notices required under other Laws and shall respond as promptly as practicable to all inquiries or requests that may be made pursuant to any Laws for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding. Each of Parent, Bruning and the Company, to the extent applicable, further agrees to file contemporaneously with the filing of the applications any requests for waivers of applicable Governmental Entities as may be required to expeditiously prosecute such waiver requests and to diligently submit any additional information or amendments for which the Governmental Entity may ask with respect to such waiver requests.

            Section 8.3 EMPLOYEE AND OTHER ARRANGEMENTS.

            (a) Prior to the Effective Time, the Company shall use commercially reasonable efforts to cause each employee of the Company listed on Exhibit D-1 to this Agreement to enter into an agreement with the Company in the form of Exhibit D-2 to this Agreement agreeing that such employee shall preserve the confidentiality of the proprietary information of the Company, Parent and their Affiliates, that all inventions of employee as an employee of the Company or any of its Affiliates shall be automatically assigned to the Company and that such employee shall not compete with the business of the Company, Parent or their Affiliates.

            (b) Bruning and Bordenstein agree to enter into a non-competition agreement with the Company and Parent prior to the Effective Time, which non-competition agreement shall be in substantially the form of Exhibit E hereto (the "NON-COMPETITION AGREEMENTS").

            (c) To the extent permitted by applicable Law, the employees of the Company who continue as employees of the Surviving Corporation (the "CONTINUING EMPLOYEES") shall continue to participate in the Company's Benefit Plans, except where any such plan is terminated at the request of Parent prior to or at the Effective Time. At or after the Effective Time, Parent may merge any Company Benefit Plan with and into a benefit plan of Parent or any of its Affiliates (a "PARENT BENEFIT PLAN") or substitute for a Company Benefit Plan any Parent Benefit Plan. At or after the Effective Time, the Surviving Corporation, Parent or any of its Affiliates may amend or terminate any Benefit Plan of the Company or Parent Benefit Plan substituted for a Benefit Plan of the Company ; provided, that if the termination or amendment adversely affects the benefits provided to the Continuing Employees, Parent or a subsidiary of Parent shall provide the Continuing Employees with benefits that are substantially equivalent to the benefits being received by other similarly situated employees of Parent or such other Affiliate of Parent under comparable plans then in effect, if any. Whenever a Continuing Employee becomes a participant in a Parent Benefit Plan, such Continuing Employee shall receive full credit for his past service with the Company for purposes of determining eligibility to participate in and the vesting of benefits under such Parent benefit plan (but not for the purpose of accrual of benefits thereunder). Continuing Employees will not be subject to any exclusion or penalty for preexisting conditions that were covered under the Company's health plan immediately prior to the Effective Time or any waiting period relating to coverage under health plans of Parent or any Affiliate of Parent. Nothing herein shall require: (i) the continuation of any Benefit Plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits as provided in this paragraph); or (ii) require Parent or the Surviving Corporation to continue or maintain any stock purchase or other equity plan related to the equity of the Company or the Surviving Corporation, to change the eligibility requirements of any stock or other equity plan of Parent, or to grant any equity-based awards to any Continuing Employees; or (iii) constitute any obligation on the part of Parent, the Surviving Corporation or any of their Affiliates to change the employment status of any of the Continuing Employees to other than "at will."

            Section 8.4 PUBLIC ANNOUNCEMENTS. On or before the Closing Date, Parent and the Company shall not (nor shall they permit any of their respective Affiliates to), without prior consultation with the other party and such other party's review of and consent to any public announcement concerning the transactions contemplated by this Agreement, issue any press release or make any public announcement with respect to such transactions during such period, and Parent and the Company shall, to the extent practicable, allow the other party reasonable time to review and comment on such release or announcement in advance of its issuance and use reasonable efforts in good faith to reflect the reasonable and good faith comments of such other party, provided, however, no party shall be prevented from making any disclosure required by law at the time so required because of any delay on the part of the other party. The parties intend that the initial announcement of the terms of the transactions contemplated by this Agreement shall be made by joint press release of Parent and the Company.

            Section 8.5 TRANSITION EFFORTS. Between the date hereof and the Effective Time, the Company shall use its reasonable best efforts to assist Parent in its integration of the acquisition of the Company, including the prompt and orderly transition of employees, customers and suppliers of the Company's business and providing assistance to Parent in connection with the integration of the Company's lines of business and services with those of Parent.

            Section 8.6 NOTICES OF BREACH. Each party shall give prompt notice to the other parties of: (i) any representation or warranty made by such party contained in this Agreement which has become untrue or inaccurate in any material respect, or (ii) the failure by such party to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement. Unless the same is waived in writing by the other parties, the party giving the notice shall use reasonable efforts to remedy the same within ten (10) days, provided, however, that such notification and such efforts, unless successful, shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement and, provided further, that nothing in this Section shall affect any party's right to terminate the Agreement under Section 10.1.

            Section 8.7 RESALE RESTRICTIONS.

            (a) Each of the Stockholders hereby agrees not to offer or sell any shares of Parent Common Stock unless such offer or sale is made (a) pursuant to an effective registration of such Parent Common Stock under the Securities Act, or (b) pursuant to an available exemption from the registration requirements of the Securities Act. Parent shall refuse to register the transfer of any Parent Common Stock not made in accordance with this Section 8.7 and for such purpose may place stop order instructions with its transfer agent with respect to the Parent Common Stock issued as Merger Consideration. A proposed transfer shall be deemed to comply with this Section 8.7 if the applicable Stockholder delivers to Parent a legal opinion in form and substance satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such transfer complies with this Section 8.7.

            (b) Each Stockholder agrees that at any time during which such Stockholder is not permitted to sell its shares of Parent Common Stock that such Stockholder will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer to dispose of, directly or indirectly, any shares of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Parent Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Parent Common Stock or such other securities, in cash or otherwise).

            (c) Each of the Stockholders understand that each certificate representing shares of Parent Common Stock issued as Merger Consideration will bear the following legend or one substantially similar thereto:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO RESTRICTIONS ON THE USE OF SUCH SECURITIES IN HEDGING TRANSACTIONS PURSUANT TO THE TERMS OF AN AGREEMENT BETWEEN THE HOLDER OF SUCH SECURITIES AND THE CORPORATION.

            Section 8.8 REGISTRATION OF PARENT COMMON STOCK. Parent agrees to enter into a Registration Rights Agreement with the Stockholders in substantially the form of Exhibit F which grants the Stockholders certain rights to have the Parent Common Stock registered for resale under the Securities Act (the "REGISTRATION RIGHTS AGREEMENT").

            Section 8.9 PLAN OF REORGANIZATION.

            (a) The Merger is intended to constitute a "plan of reorganization" under the provisions of Sections 368(a) of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code. Following the Closing, neither the Surviving Corporation, Parent nor any of their Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

            (b) Parent and the Company each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to Parent and the Company to deliver the legal opinions contemplated by Sections 9.2(c) and 9.3(c), which certificates shall be effective as of the date of such opinions.

            Section 8.10 NYSE LISTING. Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the earlier of the date such shares are required to be registered for resale under the Securities Act pursuant to the Registration Rights Agreement or the first anniversary of the Effective Date.


                                   ARTICLE IX

                              CONDITIONS PRECEDENT

            Section 9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

            (a) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any other Consents from Governmental Entities and other third parties which in any case are required to be received prior to the Effective Time with respect to the Transactions shall have been received; and

            (b) The consummation of the Merger or the other Transactions shall not be restrained, enjoined or prohibited by any Order of a court of competent jurisdiction; provided, however, that the parties shall comply with the provisions of Section 8.2 and shall further use commercially reasonable efforts to cause any such order, judgment, decree, injunction or ruling to be vacated or lifted.

            Section 9.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional conditions, unless waived by the Company, that:

            (a) Parent and Merger Subsidiary shall have performed in all material respects their respective agreements contained in this Agreement required to be performed at or prior to the Effective Time and the representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall be true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement or cured prior to the Effective Time and except for inaccuracies that in the aggregate do not constitute a Parent Material Adverse Effect; and the Company and each Stockholder shall have received a certificate of an officer to that effect.

            (b) The Escrow Agreement shall have been executed and delivered by the parties thereto other than the Company and the Stockholders and shall be in full force and effect.

            (c) The Registration Rights Agreement shall have been executed and delivered by Parent.

            (d) The Company shall have received from Harris Beach LLP counsel to the Company, a written opinion dated as of the Closing Date, based on appropriate representations, including representations of Parent and the Company, that the Merger qualifies as a reorganization within the meaning of
Section 368(a) of the Code; provided, however, in the event that counsel to the Company is unwilling to render such opinion this condition shall be satisfied if counsel to Parent renders such an opinion that is reasonably satisfactory to the Company.

            Section 9.3 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY TO EFFECT THE MERGER. The obligations of Parent and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Parent:

            (a) The Company and the Stockholders shall have performed in all material respects their agreements contained in this Agreement required to be performed at or prior to the Effective Time and the representations and warranties of the Company and the Stockholders contained in this Agreement shall be true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement or cured prior to the Effective Time; and Parent and Merger Subsidiary shall have received a certificate of the President or a Vice President of the Company and each Stockholder (with respect only to such Stockholder) to that effect.

            (b) Each holder of Options shall have entered into an Option Amendment Agreement or exercised his or her Options; provided, however, that this condition shall not be satisfied if Parent determines based upon advice of counsel that, taking into account the nature and number of Option holders who exercised Options rather than entered into an Option Amendment Agreement, there is a reasonable chance that the issuance of Parent Common Stock in connection with the Merger would not be exempt from registration under the Securities Act based solely on Section 4(2) of the Securities Act.

            (c) Parent shall have received from Nixon Peabody LLP, counsel to Parent, a written opinion dated as of the Closing Date, based on appropriate representations, including representations of Parent and the Company, that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code; provided, however, in the event that counsel to Parent is unwilling to render such opinion this condition shall be satisfied if counsel to the Company renders such an opinion that is reasonably satisfactory to Parent.

            (d) Each stockholder of the Company shall have delivered to Parent the Certificates representing the shares of Company Common Stock held by such stockholder.

            (e) The Company and the Fairport IDA shall have entered into the Replacement Lease and the Replacement Lease shall be in a form acceptable to Parent in its reasonable discretion.

            (f) The Company shall have received from the Village of Fairport an indemnification agreement in substantially the form attached hereto as Exhibit G.

            (g) The employees of the Company identified on Exhibit D-1 shall have entered into non-competition and nondisclosure agreements with the Company in the form of Exhibit D-2.

            (h) The Stockholders shall have entered into the Non-Competition Agreements.

            (i) General Signal Corporation and General Signal Technology Corporation shall have entered into the General Signal Agreement in a form acceptable to Parent in its sole discretion.

            (j) Parent shall have been able to procure the Environmental Insurance.

            (k) The Company Transaction Documents and Stockholder Transaction Documents shall have been duly authorized executed and delivered by the parties thereto other than the Parent and Merger Subsidiary and shall be in full force and effect.

            (l) There shall have been no material adverse change in the business, operations or prospects of the Company since the date hereof, and Parent shall have received a certificate of the President of the Company to that effect.

            (m) All Consents, approvals or other requirements to the consummation of the Transactions, including the approval of the stockholders of the Company contemplated by Section 7.8, shall have been granted or received.

            (n) Parent and Merger Subsidiary shall have received such other documents and instruments not inconsistent with the terms and conditions of this Agreement as they may reasonably request in connection with the Transactions.


                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

            Section 10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

            (a)   by mutual written consent of Parent and the Company;

            (b) by the Company, upon a material breach of this Agreement on the part of Parent or Merger Subsidiary which has not been cured and which would cause any of the conditions set forth in Section 9.2 to be incapable of being satisfied by March 31, 2001;

            (c) by Parent, upon a material breach of this Agreement on the part of the Company or any Stockholder which has not been cured and which would cause any of the conditions set forth in Section 9.3 to be incapable of being satisfied by March 31, 2001;

            (d) by Parent or the Company if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced Order, after reasonable efforts on the part of Parent and the Company to resist, resolve or lift such Order, which permanently restrains, enjoins or otherwise prohibits the Merger or any of the Transactions and such Order shall have become final and nonappealable; or

            (e) by either Parent or the Company if the Merger shall not have been consummated on or before March 31, 2001 provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Agreement.

            Section 10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of any of the Company, Parent, Merger Subsidiary, any Stockholder or any of their respective officers or directors except as expressly provided herein; provided, however, that this Section 10.2, Section 10.3 and
Article XI shall survive the termination and no termination of this Agreement shall operate as a release of any obligations of any party as a result of any breach of this Agreement prior to its termination (other than for an unintentional breach of the representations or warranties contained in Articles IV, V and VI).

            Section 10.3 FEES AND EXPENSES. Whether or not the Merger is consummated, Parent shall pay or cause to be paid the reasonable costs and expenses incurred by the Company in connection with this Agreement and the Transactions and the reasonable professional fees and expenses incurred by the Stockholders in connection with the negotiation of this Agreement and the closing of the Transactions; provided, that neither Parent nor the Company shall pay any personal expenses of the Stockholders relating to tax, estate planning or other services affected by the Transactions but not related to the negotiation of this Agreement or the closing of the Transactions, and provided further, Parent shall not be obligated to pay or cause to be paid any costs or expenses of the Company or the Stockholders if the Merger is not consummated as a result of a breach of this Agreement by the Company or the Stockholders.

            Section 10.4 AMENDMENT. This Agreement may be amended by the parties hereto at any time; provided, however, no amendment shall be made which (i) changes the form or decreases the amount of the Merger Consideration, (ii) in any other way materially adversely affects the rights of the Company's stockholders or (iii) under applicable law would require approval of the Company's stockholders, in any such case referred to in clauses (i), (ii) and
(iii), without the further approval of such stockholders of the Company in accordance with the DGCL and the Certificate of Incorporation and By-laws of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            Section 10.5 WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable Law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto, and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein.

Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XI

                          SURVIVAL AND INDEMNIFICATION

            Section 11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The parties hereto hereby agree that the representations, warranties, covenants and agreements contained in this Agreement or in any Transaction Document shall survive the execution and delivery of this Agreement, and the Closing hereunder; provided, however, that any Claims based on a breach of representations and warranties other than those contained in Sections 4.1, 4.2, 4.4, 4.15, 4.16, 4.19, 4.26, 5.1, 5.3, 5.5, 6.1 and 6.2, the first sentence of Section 4.10, and the first sentence of paragraph (a) and the second sentence of paragraph (b) of
Section 4.11, shall terminate eighteen (18) months after the Closing Date. The representations and warranties contained in Sections 4.1, 4.2, 4.4, 4.26, 5.1, 5.3, 6.1 and 6.2, the first sentence of Section 4.10, and the first sentence of paragraph (a) and the second sentence of paragraph (b) of Section 4.11, and any Claims based thereon, shall survive in perpetuity. The representations and warranties contained in Sections 4.15, 4.16 and 5.5 shall survive until six months following the expiration of the statute of limitations applicable to Claims that may be brought by Governmental Entities or other Persons against the Company or Parent related to a breach of such representations or warranties. The representations and warranties contained in Section 4.19 shall survive for the period described in Section 11.5(c). Covenants and agreements of the parties shall survive until fully performed. The obligations of the parties pursuant to Sections 11.2 and 11.3 with respect to Claims made pursuant to a particular representation, warranty or covenant shall expire simultaneously with such representation, warranty or covenant; provided, however, that such obligations shall survive with respect to any pending Claim until the pending Claim is settled or otherwise satisfied if written notice of such Claim, specifying in reasonable detail the factual basis therefor, is given to the party from whom indemnification is sought prior to the expiration of the representation, warranty or covenant upon which it is based. To the extent the survival periods specified herein exceed an applicable statute of limitations, the provisions of this Section 11.1 shall constitute a tolling by the Stockholders or Parent, as applicable, of each such statute of limitations for a period of time not to extend beyond the termination of such survival periods.

            Section 11.2      INDEMNIFICATION BY THE STOCKHOLDERS.

            (a) Subject to the provisions of Sections 11.4(a) and (b), from and after the Closing Date, the Stockholders shall jointly and severally indemnify and hold harmless Parent and its affiliates, and their respective employees, directors, agents and representatives (collectively, the "PARENT INDEMNIFIED PARTIES"), from and against any and all Loss and Litigation Expense which they or any of them may suffer or incur as a result of or arising from any of the following: (i) any misrepresentation or breach of any warranty by the Company;
(ii) the failure of the Company to obtain all Consents required to consummate the Transactions; (iii) the failure by the Company to satisfy any liability or obligation which is its obligation to satisfy under the terms of this Agreement; or (iv) the failure by the

Company to perform its covenants and agreements under this Agreement; (v) the failure of the Stockholders of the Company to pay any costs or expenses which are the responsibility of such Stockholders; or (vi) the liabilities and obligations described on Exhibit H hereto.

            (b) Subject to the provisions of Section 11.4(c), from and after the Closing Date, each Stockholder shall severally, but not jointly, indemnify and hold harmless the Parent Indemnified Parties from and against any and all Loss and Litigation Expense which they or any of them may suffer or incur as a result of or arising from any of the following: (i) any misrepresentation or breach of any representation or warranty by such Stockholder; or (ii) the failure by such Stockholder to perform its covenants and agreements under this Agreement.

            (c) The Escrow Shares may be used to satisfy the obligations of the Stockholders in the manner provided in the Escrow Agreement; provided, no Parent Indemnified Party shall be entitled to collect an indemnification obligation relating to a Capped Stockholder Indemnity directly from a Stockholder except after the release of Escrow Shares as provided in, and to the extent permitted by, Section 11.4(b). Nothing contained in this Agreement other than Section 11.4(b) as it relates to Capped Stockholder Indemnities shall be interpreted to limit a Stockholder's indemnification obligation to the Escrow Shares.

            Section 11.3 INDEMNIFICATION BY PARENT. From and after the Closing Date, Parent shall indemnify and hold harmless each holder of Company Common Stock at the Effective Time from and against any and all Loss and Litigation Expense which such Stockholder may suffer or incur as a result of or arising from any of the following: (a) any misrepresentation or breach of any warranty by Parent or Merger Subsidiary; (b) the failure by either Parent or Merger Subsidiary to perform its covenants and agreements under this Agreement.

            Section 11.4      CERTAIN LIMITATIONS ON INDEMNITIES.

            (a) The Stockholders shall not have any indemnification obligations under Section 11.2(a)(i) or (ii) (other than indemnification obligations based on a misrepresentation or breach of any warranty contained in Section 4.15) unless the aggregate of all such Claims exceeds $100,000; provided, however, that if such threshold is reached, the Stockholders shall be liable for all such Claims, including the first $100,000.

            (b) The Stockholders shall not have any indemnification obligations under Section 11.2(a)(i) or (ii) (other than indemnification obligations based on a misrepresentation or breach of any warranty contained in Sections 4.1, 4.2, 4.4, 4.11, 4.15, 4.19, 5.1, 5.3 or 5.5 or the first sentence of Section 4.10)
(collectively, "CAPPED STOCKHOLDER INDEMNITIES") once the Escrow Shares have been exhausted; provided, however, if any Escrow Shares are released to either Stockholder pursuant to the Escrow Agreement, such Stockholder shall continue to be liable for up to an amount equal to the number of Escrow Shares released to such Stockholder multiplied by the closing price of the Parent Common Stock on the last trading day prior to the date of such release. The maximum liability of the Stockholders under Section 11.2(a)(i) based on a misrepresentation or breach of any warranty contained in Section 4.19 is set forth in Section 11.5(f). The Stockholders shall have no further indemnification obligations under this Agreement once the Stockholders have satisfied indemnification obligations in an amount equal to $60,000,000 plus the aggregate Stock Consideration multiplied by the closing price of the Parent Common Stock on the last trading day prior to the Closing Date.

            (c) Parent shall not have any indemnification obligations based on a misrepresentation or breach of any warranty by Parent contained in Sections 6.4, 6.5, 6.6 or 6.7 (collectively, "CAPPED PARENT INDEMNITIES") once Parent has satisfied indemnification obligations for Capped Parent Indemnities in an amount equal to the number of Escrow Shares multiplied by the closing price of the Parent Common Stock on the last trading day prior to the Closing Date. Parent shall have no further indemnification obligation under this Agreement once Parent has satisfied indemnification obligations in an amount equal to $60,000,000 plus the aggregate Stock Consideration multiplied by the closing price of the Parent Common Stock on the last trading day prior to the Closing Date.

            Section 11.5      ENVIRONMENTAL INDEMNIFICATION.

            (a) From and after the Closing Date, each Stockholder shall severally, but not jointly, indemnify and hold harmless the Parent Indemnified Parties from and against any and all Loss and Litigation Expense which they or any of them may suffer or incur as a result of or arising from any Environmental Matters, including Environmental Claims and Remedial Actions, which are based on any (i) action, inaction or event occurring prior to the Effective Time, (ii) circumstance or condition existing at the Effective Time, or (iii) circumstance or condition arising after the Effective Time that is caused or initiated by or results from any development, exacerbation, deterioration or other worsening after the Effective Time of any circumstance or condition existing at the Effective Time.

            (b) For purposes of paragraph (a) above, "several" indemnification shall mean that each Stockholder is responsible for his proportionate share of the aggregate liability determined by dividing the number of shares of Company Common Stock owned by such Stockholder by the aggregate number of shares of Company Common Stock owned by both Stockholders (as opposed to the aggregate number of Closing Outstanding Shares so the Stockholders are liable for the entire liability even though they do not own all of the outstanding Company Common Stock).

            (c) Notwithstanding anything to the contrary in this Agreement, the obligations of each Stockholder under this Section 11.5 or based on a misrepresentation or breach of any warranty contained in Section 4.19 shall survive until the later of (i) the death of the Stockholder, or (ii) the tenth anniversary of the Effective Date; provided, however, that such obligations shall survive with respect to any pending Claim until the pending Claim is settled or otherwise satisfied if written notice of such Claim, specifying in reasonable detail the factual basis therefor, is given by the Parent Indemnified Party to the Stockholders prior to the date on which the obligations would otherwise expire.

            (d) Parent agrees to, and agrees to cause each other Parent Indemnified Party to, seek alternative sources of recovery prior to bringing any Legal Proceeding or otherwise pursuing a Claim pursuant to this Section 11.5 or based on a misrepresentation or breach of any warranty contained in Section 4.19; provided, nothing in this paragraph (d) shall limit any Parent Indemnified Party's right to give written notice of a Claim as contemplated by paragraph (c) above or to file a claim under the Environmental Insurance. A Parent Indemnified Party shall be deemed to have satisfied its obligations under this paragraph if it has sought recovery from the Village of Fairport and from General Signal Corporation and General Signal Technology Corporation. For purposes of this paragraph, a Parent Indemnified Party shall be deemed to have "sought recovery" from a particular alternative source if (i) it has pursued a Legal Proceeding against such source until a judgment on the merits has been issued by a trial level court of competent jurisdiction or arbitration panel and has taken commercially reasonable steps to collect any judgment or award in its favor, or (ii) it determines in good faith upon the advice of counsel after reasonable consultation with the Stockholders and their counsel that success on the merits or recovery against such source would be unlikely. A Parent Indemnified Party may proceed against the Stockholders once it has sought recovery from the alternative sources with respect to particular items or portions of items to which it is entitled to indemnification under this Section even though it is still seeking recovery for other items or a portion of a particular item. Each Parent Indemnified Party shall give the Stockholders notice of each proceeding to seek an alternate source of recovery.

            (e) Parent agrees that the Stockholders shall have a right of subrogation against any alternative source to the extent that the Stockholders indemnify a Parent Indemnified Party for obligations for which such alternative source is liable, and Parent agrees, to the extent necessary or required by Law, to assign to the Stockholder's the rights of the Company or Parent to the extent that such obligations have been satisfied by the Stockholders so as to enable the Stockholders to seek to recover from such alternative sources.

            (f) Notwithstanding anything in this Agreement to the contrary, the aggregate liability of the Stockholders under this Section 11.5 or based on a misrepresentation or breach of any warranty contained in Section 4.19 shall not exceed $10,000,000.

            Section 11.6  PROCEDURE.

            (a) Promptly after acquiring knowledge of any Loss, or any action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim ("CLAIM") which may result in a Loss, the person seeking indemnity under this
Article XI (the "INDEMNITEE") shall give written notice thereof to the party or parties against whom indemnification will be sought (collectively, the "INDEMNITOR").

            (b) If the Claim is based on an action brought by a person not affiliated with the Indemnitee, the Indemnitor shall have the right, at its expense, to defend, contest or compromise such Claim, through counsel of its choice (unless the Indemnitor is relieved of its liability hereunder with respect to such Claim and Loss and Litigation Expense by the Indemnitee) and shall not then be liable for fees or expenses of the Indemnitee's attorneys (unless the Indemnitor and Indemnitee are both parties to the action and there exists a conflict of interest between the Indemnitor and the Indemnitee, in which event the Indemnitor will be responsible for the reasonable fees and expenses of one attorney representing Indemnitee(s)), and the Indemnitee and the Indemnitor shall provide to each other all necessary and reasonable cooperation in the defense of all Claims. In the event that the Indemnitor shall undertake to compromise or defend any Claim, it shall promptly notify the Indemnitee of its intention to do so. In the event that the Indemnitor, after written notice from Indemnitee, fails to take timely action to defend the same, the Indemnitee shall have the right to defend the same by counsel of its own choosing, but at the cost and expense of the Indemnitor, provided, no settlement of a Claim by Indemnitee shall be effected without the consent of the Indemnitor unless the Indemnitee waives any right to indemnification therefor. The Indemnitor may settle or compromise any Claim or consent to the entry of any judgment without the consent of the Indemnitee only if such settlement or judgment (i) includes the unconditional release by the person asserting the Claim and any related claimants of Indemnitee from all liability with respect to such Claim in form and substance reasonably satisfactory to Indemnitee, and (ii) would not adversely affect the right of Indemnitee and its affiliates to own, hold use and operate their respective assets and businesses.

            (c) Parent and the Stockholders shall treat any payment under this
Article XI for all tax purposes as an adjustment of the Merger Consideration, except to the extent such treatment is not permitted under applicable Law.

            Section 11.7 NO IMPACT FROM INVESTIGATION. No investigation by or knowledge of any party prior to or after the date of this Agreement shall alter, diminish, obviate or impair any of the representations, warranties, covenants or agreements of any other party contained in this Agreement or any of the Transaction Documents or limit in any way any party's right to rely on such representations, warranties, covenants or agreements or to bring a Claim based on any misrepresentation or breach thereof.

            Section 11.8 NO RIGHT OF SUBROGATION. If any indemnification claim is satisfied by any Stockholder under the terms of this Agreement or otherwise, such Stockholder shall have no rights against the Company or any director, officer, employer or agent of the Company, whether by reason of contribution, indemnification, subrogation or otherwise, in respect of any such payment or other form of satisfaction, and such Stockholder shall take no action against the Company with respect thereto. Any such rights which any such Stockholder may have by operation of law, Contract or otherwise against the Company or any director, officer, employer or agent of the Company shall, at the Closing Date, be deemed to be hereby expressly and knowingly waived.

            Section 11.9 RELEASE OF CLAIMS. EACH STOCKHOLDER HEREBY IRREVOCABLY RELEASES, EFFECTIVE AS OF THE EFFECTIVE TIME, THE COMPANY FROM ANY AND ALL ACTIONS OR CAUSES OF ACTION, CLAIMS, DEMANDS, LIABILITIES, JUDGMENTS, LOSSES, DAMAGES, INJURIES, COSTS OR EXPENSES OF EVERY KIND, THAT SUCH STOCKHOLDER MAY HAVE AGAINST THE COMPANY ARISING AT ANY TIME ON OR BEFORE THE CLOSING DATE, WHETHER KNOWN OR UNKNOWN (COLLECTIVELY, "RELEASED CLAIMS"); PROVIDED, THIS RELEASE SHALL NOT APPLY TO ANY RIGHTS ARISING UNDER THIS AGREEMENT OR THE TRANSACTION DOCUMENTS. This release applies to Released Claims arising in any manner, whether such Released Claims are based on any tort, contract, statutory provision or other Law or theory of liability, including, without limitation, negligence, gross negligence, recklessness, willful misconduct or products liability, but does not apply to any claim for wages for current periods, expense reimbursement, benefit reimbursement or similar items arising in the ordinary course of business that a Stockholder may have in his capacity as an employee of the Company.

            Section 11.10 CERTAIN TERMS. For purposes of this Article XI, the following terms have the definitions set forth below:

            "LITIGATION EXPENSE" means any expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against under this Agreement, including, court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel (whether incurred in any action or proceeding between the parties to this Agreement or between any party to this Agreement and any third person and whether or not any action or proceeding is commenced), investigators, expert witnesses, accountants and other professionals.

            "LOSS" means any loss, obligation, claim, liability, settlement payment, award, judgment, fine, penalty, interest charge, expense, damage or deficiency or other charge, measured after accounting for any insurance proceeds actually received with respect thereto, other than Litigation Expense.


                                   ARTICLE XII

                               GENERAL PROVISIONS

            Section 12.1 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

      If to the Company:

            Tropel Corporation
            60 O'Connor Road
            Fairport, NY 14450
            Attention:  President
            Telephone: 716-377-3200

      With a copy to:

            Roger M. Barzun
            60 Hubbard Street
            Concord, Massachusetts 01742
            Telephone: 978-287-4275

      If to Bruning:

            16 Chipmunk Trail
            Pittsford, New York 14534
            Telephone:


      If to Bordenstein:

            4 Glenmore Circle
            Pittsford, New York  14534
            Telephone:  716-248-8386

      If to Parent or Merger Subsidiary:

            Corning Incorporated
            One Riverfront Plaza
            Corning, New York  14831
            Attention:  General Counsel
            Telephone:  (607) 974-5656

      With a copy to:

            Nixon Peabody LLP
            P.O. Box 31051
            Clinton Square
            Rochester, New York  14603-1051

            or, for courier or overnight delivery,

            Nixon Peabody LLP
            Clinton Square
            200 Broad Street
            Rochester, New York  14604

            Attention:  Roger W. Byrd, Esq.
            Telephone:  (716) 263-1687

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

            Section 12.2 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

            Section 12.3 ENTIRE AGREEMENT. This Agreement, the Company Disclosure Schedule, and the Related Agreements constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

            Section 12.4 ASSIGNMENTS; PARTIES IN INTEREST. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto, whether by operation of law or otherwise, without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer Third Person beneficiary rights.

            Section 12.5 GOVERNING LAW. This Agreement, except to the extent that the DGCL is mandatorily applicable to the Merger and the rights of the Stockholders of the Company, shall be governed in all respects by the laws of the State of New York, without giving effect to the provisions thereof relating to conflicts of law. Each party hereto hereby waives personal service of any and all process and consents that all such service of process be made by registered mail directed to the address stated in Section 12.1 hereof and service so made shall be deemed to be completed upon actual receipt thereof. Each party hereto waives any right to a trial by jury with respect to any matter arising under this Agreement and the transactions contemplated hereby.

            Section 12.6 HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            Section 12.7  CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION.

            (a) As used in this Agreement:

            "ACQUISITION TRANSACTION" has the meaning set forth in Section 7.3.

            "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

            "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of April 22, 1994 among the Company, General Signal Corporation and General Signal Technology Corporation.

            "BORDENSTEIN" has the meaning set forth in the preamble to this Agreement.

            "BRUNING" has the meaning set forth in the preamble to this Agreement.

            "BUSINESS" has the meaning set forth in Section 4.11(c).

            "CAPPED PARENT INDEMNITEES" has the meaning set forth in Section
11.4.

            "CAPPED STOCKHOLDER INDEMNITEES" has the meaning set forth in
Section 11.4.

            "CASH CONSIDERATION" has the meaning set forth in Section 3.1(b).

            "CERTIFICATE OF MERGER" has the meaning set forth in Section 1.3.

            "CERTIFICATES" has the meaning set forth in Section 3.2(a).

            "CODE" has the meaning set forth in the recitals to this Agreement.

            "CLAIM" has the meaning set forth in Section 11.6(a).

            "CLOSING DATE" has the meaning set forth in Section 1.2.

            "CLOSING OUTSTANDING SHARES" has the meaning set forth in Section 3.1(b).

            "COMPANY" has the meaning set forth in the preamble to this Agreement.

            "COMPANY BENEFIT PLANS" has the meaning set forth in Section
4.16(a).

            "COMPANY BOARD APPROVAL" has the meaning set forth in Section 4.26.

            "COMPANY COMMON STOCK" has the meaning set forth in Section 3.1(a).

            "COMPANY DISCLOSURE SCHEDULE" means the schedules of disclosures and exceptions to the Company's representations and warranties delivered to Parent prior to the date of this Agreement, each of which is numbered to correspond to the appropriate provisions of Article IV of this Agreement.

            "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, results, financial condition, prospects or operations of the Company.

            "COMPANY TECHNOLOGY" has the meaning set forth in Section 4.11(b).

            "COMPANY TRANSACTION DOCUMENTS" has the meaning set forth in Section 4.2.

            "CONSENTS" means any consent by, approval of, or any notice or filing with any Person required in order to effectuate the Transactions and preserve the rights of Company in the Surviving Corporation.

            "CONSTITUENT CORPORATIONS" has the meaning set forth in Section 1.4.

            "CONTINUING EMPLOYEES" has the meaning set forth in Section 8.3(c).

            "CONTRACT" shall mean any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.

            "DGCL" has the meaning set forth in Section 1.3.

            "DEFAULT" has the meaning set forth in Section 4.8.

            "EFFECTIVE TIME" has the meaning set forth in Section 1.3.

            "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of breach or violation, action, claim, Lien, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Entity or other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, whether known or unknown, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) and/or threat of a Release of, or exposure to, any Hazardous Material or other substance, chemical, material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to the operation of the Company, the Leased Property, or any activities conducted on the Leased Property; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Company; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Permits of or from any Governmental Entity arising out of or relating to Environmental Matters connected with the Company.

            "ENVIRONMENTAL INSURANCE" has the meaning set forth in Section 7.6.

            "ENVIRONMENTAL LAWS" means any Law concerning Releases into any part of the natural environment, or activities that might result in damage to the natural environment, or any Law that is concerned in whole or in part with the natural environment and with protecting or improving the quality of the natural environment and protecting public and employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Sections 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 ET SEQ.), the Clean Water Act (33 U.S.C. Sections 1251 ET SEQ.), the Clean Air Act (33 U.S.C. Sections 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 ET SEQ.), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 ET SEQ.), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

            "ENVIRONMENTAL MATTERS" means any matter arising out of or relating to the production, storage, keeping, transportation, disposal or Release of any Hazardous Material or otherwise arising out of or relating to safety, health or the environment which could give rise to liability or require the expenditure of money to address, and shall include, without limitation, the costs of investigating and remediating any of the foregoing matters, any fines and penalties arising in connection therewith, and any claim in respect thereof for damages or injunctive relief for alleged personal injury, property damage or damage to natural resources under common law or other Environmental Law.

            "ENVIRONMENTAL PERMITS" means any Permit, approval, authorization, consent, license, variance, registration, or permission required under any applicable Environmental Laws and all supporting documents associated therewith.

            "ERISA" has the meaning set forth in Section 4.16(a).

            "ERISA AFFILIATES" has the meaning set forth in Section 4.16(a).

            "ESCROW AGENT" has the meaning set forth in Section 3.2(c).

            "ESCROW AGREEMENT" has the meaning set forth in Section 3.1(b).

            "ESCROW SHARES" has the meaning set forth in Section 3.1(b).

            "FINANCIAL STATEMENTS" has set forth meaning in Section 4.6(a).

            "GAAP" has the meaning set forth in Section 4.6(a).

            "GENERAL SIGNAL AGREEMENT" has the meaning set forth in Section 7.7.

            "GENERAL SIGNAL CORPORATION" means the New York corporation that signed the Asset Purchase Agreement, or its successors and assigns as applicable.

            "GENERAL SIGNAL TECHNOLOGY CORPORATION" means the Delaware corporation that signed the Asset Purchase Agreement, or its successors and assigns as applicable.

            "GOVERNMENTAL ENTITY" means any federal, state or local government entity or quasi governmental authority, court or any agency or instrumentality thereof.

            "HSR ACT" has the meaning set forth in Section 4.3(b).

            "HAZARDOUS MATERIALS" means any substance, material or waste which is regulated by any Governmental Body or Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "controlled waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of any Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

            "IDA LEASE" has the meaning set forth in Section 4.9(a).

            "IP REGISTRATIONS" has the meaning set forth in Section 4.11(d).

            "IP RIGHTS" has the meaning set forth in Section 4.11(d).

            "INDEMNITEE" has the meaning set forth in Section 11.6(a).

            "INDEMNITOR" has the meaning set forth in Section 11.6(a).

            "LANDFILL PROPERTY" means the portion of the Leased Property consisting of the solid waste disposal facility formerly operated by the Village of Fairport.

            "LAW" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having force and effect of law.

            "LEASED PROPERTY" has the meaning set forth in Section 4.9(a).

            "LEGAL PROCEEDING" means any judicial, administrative or arbitral action, suit, proceeding (public or private), claim or governmental proceeding.

            "LIEN" shall mean any lien, pledge, mortgage, deed or trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

            "LITIGATION EXPENSE" has the meaning set forth in Section 11.10.

            "LOSS" has the meaning set forth in Section 11.10.

            "MARKS" has the meaning set forth in Section 4.11(d).

            "MATERIAL CONTRACTS" has the meaning set forth in Section 4.8.

            "MERGER" has the meaning set forth in the recitals to this Agreement.

            "MERGER CONSIDERATION" has the meaning set forth in Section 3.1(b).

            "MERGER SUBSIDIARY" has the meaning set forth in the preamble to this Agreement.

            "NON-COMPETITION AGREEMENTS" has the meaning set forth in Section 8.3(b).

            "OPTION AMENDMENT AGREEMENTS" has the meaning set forth in Section 7.2.

            "OPTION RELEASES" has the meaning set forth in Section 7.2.

            "OPTIONS" has the meaning set forth in Section 4.4.

            "OPTION PLAN" means the Company's 1994 Stock Option Plan, as amended.

            "OUTSTANDING SHARES" has the meaning set forth in Section 4.4.

            "ORDER" shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

            "PARENT" has the meaning set forth in the preamble to this Agreement.

            "PARENT BENEFIT PLAN" has the meaning set forth in Section 8.3(c).

            "PARENT COMMON STOCK" has the meaning set forth in Section 3.1(b).

            "PARENT INDEMNIFIED PARTIES" has the meaning set forth in Section 11.2.

            "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, results, financial condition, prospects or operations of Parent.

            "PARENT TRANSACTION DOCUMENTS" has the meaning set forth in Section 6.2.

            "PERMIT" means any approvals, authorizations, consents, licenses, permits or certificates of any Governmental Entity.

            "PERMITTED LICENSES" means licenses granted by the Company to its customers in the ordinary course of business which permit the customer to (i) use Company Technology inherent in or integral to products sold by the Company to such customer, or (ii) use Company Technology to make products that the Company is unable to deliver to such customer on terms agreed to by the Company and such customer.

            "PERSON" shall include individuals, corporations, partnerships, limited liability companies, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange
Act).

            "PRODUCTS" has the meaning set forth in Section 4.11(b).

            "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section 8.8.

            "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any of the Facilities, including the movement of any Hazardous Material or other substance through or in the air, soil, surface water, groundwater, or property.

            "RELEASED CLAIMS" has the meaning set forth in Section 11.9.

            "REMEDIAL ACTION" means all actions, including, without limitation, any capital expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(iv) bring any property into compliance with all Environmental Laws and Environmental Permits.

            "REPLACEMENT LEASE" has the meaning set forth in Section 7.5.

            "SEC FILINGS" has the meaning set forth in Section 6.4.

            "SECURITIES ACT" has the meaning set forth in Section 5.5(b).

            "SEPTEMBER FINANCIAL STATEMENTS" has the meaning set forth in
Section 4.6(b).

            "SHAREHOLDERS AGREEMENT" has the meaning set forth in Section 4.4.

            "STOCK CONSIDERATION" has the meaning set forth in Section 3.1(b).

            "STOCKHOLDER TRANSACTION DOCUMENT" has the meaning set forth in
Section 5.1.

            "STOCKHOLDERS" has the meaning set forth in the preamble to this Agreement.

            "SURVIVING CORPORATION" has the meaning set forth in Section 1.1.

            "TAX" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, employment, unemployment insurance, workers' compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, occupation, premium, environmental, windfall profit, customs, duties, estimated, transfer or excise tax, or any other tax, custom, duty, premium, governmental fee or other assessment or charge of any kind whatsoever, together with any interest, penalty or additional tax imposed by any Governmental Entity.

            "TECHNOLOGY" has the meaning set forth in Section 4.11(b).

            "TECHNOLOGY-RELATED ASSETS" has the meaning set forth in Section 4.11(a).

            "THIRD PERSON LICENSES" has the meaning set forth in Section
4.11(c).

            "THIRD PERSON TECHNOLOGIES" has the meaning set forth in Section 4.11(c).

            "TRANSACTION DOCUMENTS" shall mean the Company Transaction Documents, the Stockholder Transaction Documents and the Parent Transaction Documents.

            (b)   Other Rules of Construction.

                  (i) References in this Agreement to any gender shall include references to all genders. Unless the context otherwise requires, references in the singular include references in the plural and vice versa. References to a party to this Agreement or to other agreements described herein means those Persons executing such agreements.

                  (ii) The words "include", "including" or "includes" shall be deemed to be followed by the phrase "without limitation" or the phrase "but not limited to" in all places where such words appear in this Agreement.

                  (iii) This Agreement is the joint drafting product of Parent, Merger Subsidiary, the Company and the Stockholders and each provision has been subject to

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                                      -52-


      negotiation and agreement and shall not be construed for or against either party as drafter thereof.

                  (iv) Each case in this Agreement where a contract or agreement is represented or warranted to be enforceable will be deemed to include as a limitation to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting the enforcement of creditors' rights generally and to general equitable principles, whether applied in equity or at law.

                  (v) All references in the Agreement to financial terms shall be deemed to refer to such terms as they are defined under GAAP, consistently applied.

            Section 12.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

            Section 12.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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                                      -53-


            IN WITNESS WHEREOF, the parties hereto have signed this Agreement, or caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    CORNING INCORPORATED


                                    By: /s/ James R. Steiner
                                       ---------------------------------
                                        James R. Steiner, Vice President and
                                        General Manager Specialty Materials



                                    TROPEL MERGER SUB, INC.


                                    By: /s/ James R. Steiner
                                       ---------------------------------
                                        James R. Steiner, President


                                    TROPEL CORPORATION


                                    By: /s/ John H. Bruning
                                       ---------------------------------
                                        John H. Bruning, President


                                        /s/ John H. Bruning
                                       ---------------------------------
                                               John H. Bruning


                                        /s/ Alan H. Bordenstein
                                       ---------------------------------
                                             Alan H. Bordenstein